D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

Exhibit 10.26

This OEM PURCHASE AND SALE AGREEMENT No. 011449, including exhibits, (Agreement) is entered into on April 28, 2003, (Effective Date) between Nortel Networks Limited, a Canada corporation with offices located at

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6 (Nortel Networks) and AudioCodes Ltd., an Israeli corporation with offices located at 4 HaHoresh Street, 56470 Yehud, Israel (Seller).

Definitions

Acceptance means Seller’s product has successfully completed Nortel Networks’ product acceptance program as set out in Exhibit D.

Affiliate means one or more of the following (a) a Nortel Manufacturing Licensee; (b) a Joint Venture; or (c) an entity of which Nortel Networks Inc. or Nortel Networks Limited owns between 20% and 50% of the voting securities or other control mechanism.

Blanket Purchase Order means an order for Products without a Delivery Date, issued by Nortel Networks or a purchasing Subsidiary or an Affiliate under this Agreement that is a valid order for Products only to the extent Releases are subsequently issued for specific quantities of the Products.

Changes and Change Order will have the meaning set out in Article 5 of this Agreement.

Confidential Information means information disclosed by Nortel Networks or Seller to the other party that is designated at the time of disclosure as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by Nortel Networks and Seller, exercising reasonable business judgment, to be confidential.

Current UAS Product will have the meaning set out in Section 1 of Exhibit A-1.

Delivery Date means the P.O. or Release date for delivering to the FCA delivery location or to Seller’s dock (currently located at Yehud, Israel as of the Effective Date), as determined by Seller.

Epidemic Failure will have the meaning set out in Subsection 11.2 of this Agreement.

Exhibits are any attachments incorporated in this Agreement and identified as "Exhibits".

Firmware means machine-executable code resident in devices forming part of the Hardware.

FCA means freight carrier alongside, as set out under the International Chamber of Commerce document, INCOTERMS 2000.

Field-Replaceable Unit (FRU) means replacement parts, sub-assemblies, circuit cards, modules and other electronic and mechanical assemblies that may be replaced at an end-user location..

Hardware means the hardware and Firmware components, including FRU’s, of the Products.

Infringement Claim Liabilities will have the meaning set out in Section 18.1 of this Agreement.

Joint Venture means a business enterprise with a limited scope and duration between a party and a third party.

New UAS Product will have the meaning set out in Exhibit A-1.

Nortel Manufacturing Licensee means a third party that has a written agreement with Nortel Networks allowing the third party to (a) manufacture or integrate Products and/or (b) lease, sell, sublicense or distribute Products, using Nortel Networks’ or the licensee’s brand name.

Prices means the prices and rates for the Products and services set out in Exhibits A and C.

Product means Seller’s Hardware and Software products, listed in Exhibit A, that have achieved Acceptance. Product includes related Product Documentation.

Product Documentation will have the meaning set out in Article 15 of this Agreement.

Product Liabilities will have the meaning set out in Section 18.1 of this Agreement.

Product Warranty Period will have the meaning set out in Section 11.1 of this Agreement.

Proprietary Items has the meaning set out in Section 6.5 of this Agreement.

Purchase Order or P.O. means any order issued by Nortel Networks or a purchasing Subsidiary or an Affiliate under this Agreement for the purchase of Products or Repair Services.

Release means a written or verbal communication (confirmed in writing within 2 days), requesting a Delivery Date for a quantity of Products or Repair Services under a Blanket Purchase Order.

Repair Period means a period of ten (10) business days, applicable only to quantities not to exceed 50 units received over a period of 30 consecutive calendar days at Seller’s repair facility in Israel or any other location designated by Seller for repair or replacement by Seller of a Product. The Repair Period will commence on the date that Seller receives the defective Product.

Repair Services means Hardware and Software repair and technical assistance services described in Article 12, Exhibit C, Section 3 and Exhibits G and H of this Agreement.

Repair Services Pool means a stock of FRU’s that will be maintained by Seller during the Term at a location to be agreed upon in writing by the parties to enable Seller to meet its warranty commitments. The Repair Services Pool may consist of new FRU’s or previously used FRU’s, refurbished to conform to the Specifications. The size of the Repair Services Pool will be agreed upon in writing by the parties; provided, the Repair Services Pool will be sufficient to provide Nortel Networks with FRU replacement Product within ten (10) business days of (as applicable) (a) Nortel Networks’ request for a replacement, (b) Seller’s failure to repair by the end of the Repair Period, or (c) the parties’ agreeing that the Product is Uneconomical To Repair.

Return Charge means the re-stocking charge, if any, for each returned Product as set out in Exhibit A.

Seller Affiliate means one or more of the following (a) a Seller Manufacturing Licensee; (b) a Joint Venture; or (c) an entity of which Seller owns between 20% and 50% of the voting securities or other control mechanism.

Seller Subsidiary shall mean an entity that directly or indirectly (a) controls or is controlled by Seller by fifty percent (50%) or more of the voting stock, shares or voting power, or (b) is under common control with Seller by more than fifty percent (50%) of the voting stock, shares or voting power of the entity.

Seller Manufacturing Licensee means a third party that has a written agreement with Seller allowing the third party to (a) manufacture or integrate Products and/or (b) lease, sell, sublicense or distribute Products, using Seller’s or other brand name previously used or agreed by Nortel Networks.

Software means software programs (in machine-readable object code) that provide basic logic, operating and user-related application instructions and network management information for use with the Products.

Specifications means the specifications in Exhibit B (Part I), Acceptance test specifications and specifications for installation and testing Products in the field.

Subsidiary means an entity that directly or indirectly (a) controls or is controlled by Nortel Networks Inc. or Nortel Networks Limited by fifty percent (50%) or more of the voting stock, shares or voting power, or (b) is under common control with Seller or Nortel Networks Inc. or Nortel Networks Limited by more than fifty percent (50%) of the voting stock, shares or voting power of the entity and Seller or Nortel Networks Inc. or Nortel Networks Limited.

Tax means all non State of Israel foreign, federal, state, provincial, local taxes (e.g., sales, use, excise, value-added, goods and services) and all other taxes arising with respect to Nortel Networks’ purchases and Seller's sales under this Agreement, except withholding tax.

Uneconomical To Repair (UTR) means that (a) a Product is beyond repair due to physical damage; (b) a Product cannot be changed, modified, or upgraded from the current release of the Product to the next release acceptable to Nortel Networks; (c) in response to a requested Product repair Seller characterizes the request as “no fault found” for the third consecutive time; or, (d) a Product has already been through the repair process three (3) times; or, (e) a Product has exceeded the limit placed on the number of repairs a Product may undergo, as mutually agreed in writing by the parties.

1

Scope

1.1

In addition to Nortel Networks’ purchasing under this Agreement, Nortel Networks may notify Seller in writing that the Subsidiary or Affiliate named in the notice may purchase under this Agreement. This Agreement will apply to all purchases of Products by the named Subsidiaries and Affiliates, as if each were “Nortel Networks” and a signatory to this Agreement.  Each purchase by a Subsidiary or Affiliate will create contractual rights and obligations under this Agreement solely between the purchasing Subsidiary or Affiliate and Seller. In addition to Seller selling under this Agreement, Seller may notify Nortel Networks in writing that the Seller Subsidiary or Seller Affiliate named in the notice may sell under this Agreement. This Agreement will apply to all sales of Products by the named Subsidiaries and Affiliates, as if each were Seller and a signatory to this Agreement.  Each sale by a Seller Subsidiary or Seller Affiliate will create contractual rights and obligations under this Agreement solely between the selling Seller Subsidiary or Seller Affiliate and Nortel Networks, its Affiliates and Subsidiaries, provided however that AudioCodes Ltd shall act as guarantor for all of the obligations of the Seller Affiliate and Seller Subsidiary.

1.2

Subject to any other written agreement to the contrary, either party may research, develop, manufacture or market products or systems similar to the Products

2.

Term – This Agreement will take effect on the Effective Date and continue in effect unless a party gives 60 days advance termination notice to the other party (Term), provided however that in any event the term of this Agreement shall not be any shorter than thirty-six (36) months.

2.1

Termination and Continuation of Rights - The termination right in this Article 2 is in addition to, and not in lieu of, any other rights of the terminating party at law or under this Agreement.

2.1.1

If either party terminates this Agreement, (a) either party's obligations to the other party will continue after termination of this Agreement, and (b) Nortel Networks will be allowed (i) to obtain Product support and maintenance from Seller for paid-for Products, and (ii) to provide the support and maintenance to Nortel Networks’ customers and their end-user customers.  Seller will provide Nortel Networks with sufficient training for Nortel Networks to carry out the post-termination support and maintenance subject to any support and maintenance agreement in force between the parties at that time, as provided in the Exhibits.

0.1.1

If Nortel Networks terminates this Agreement, Nortel Networks may issue non-cancelable Purchase Orders any time during the 180-day period after the date of termination, as long as Nortel Networks takes delivery of the Products ordered within 365 days of the date of termination.  If Seller terminates this Agreement, Nortel Networks may issue Purchase Orders in accordance with Sections 7 and 8 of this Agreement at any time during the 180-day period after the date of termination, provided the Delivery Date is within 365 days of the date of termination.

0.1.2

All obligations and liabilities intended to survive the termination of the Agreement will be effective after termination.

1.

Grant of Rights - Seller grants to Nortel Networks the non-exclusive worldwide right to: (a) distribute, copy, have copied, license and sub-license the Software only in conjunction with the Hardware; and (b) distribute, sell and resell the Hardware.   However, the grant of rights for Software will apply only to the initial Software version loaded on and used with the Hardware when no previous version of the Software has been used with the same Hardware (“Initial Software”), which Nortel Networks may sub-license the Software to end-users pursuant to terms and conditions consistent with those in Exhibit L. Nortel may only license Software (not including maintenance releases for the Initial Software) to upgrade or update the Initial Software if it does so under a separate Software maintenance and support agreement agreed to in writing with Seller.

4.

Acceptance or Rejection of Products

4.1

Unless otherwise agreed in writing by the parties, Acceptance testing shall be conducted in accordance with Exhibit D. Nortel Networks will notify Seller of Acceptance within 3 business days of a product’s achieving Acceptance.  However, whether or not Products undergo Acceptance, they will be deemed to have successfully achieved Acceptance unless Nortel Networks gives Seller notice of rejection within 15 business days after delivery.  If delivery is at Nortel Networks’ customer’s installation site, the 15 days will run from the earlier of (a) successful completion of installation and testing of the Products, or (b) 15 business days after delivery to Nortel Networks’ customer's site.

4.2

If Products do not conform to the related P.O. or Release, Nortel Networks may give Seller a detailed notice describing the nonconformity and without further obligation (a) reject all or part of the Products, (b) cancel all or part of the Purchase Order, (c) and return the Products at Seller’s expense for a full refund of the purchase Price.  Nortel Networks’ Acceptance of or payment for all or part of the Products under a P.O. or Release will not be a waiver of Nortel Networks’ right to reject such Products. Products may only be rejected and returned to Seller under this Agreement if they are in their original packing and unused except for Products purchased specifically for Acceptance testing.

4.3

Return of Products -   With respect to Products set out in Exhibit A as of the Effective Date, Nortel Networks will have the right to return up to [*]% of the total price for Products (i.e. price of product excluding taxes and shipping) delivered to Nortel Networks in a calendar quarter, without paying a Return Charge, if it is returned to Seller within thirty (30) days of the end of the relevant calendar quarter. The cost of return of Products and risk of loss shall be borne by Nortel Networks.  Notwithstanding the above, the parties can mutually agree to modify this section by line of business. Products returned shall be new, unused and in their original packaging.

4.3.1

If Nortel Networks returns Products to Seller as part of the [*]% referred to in Section 4.3 above, and if Nortel Networks has already paid Seller for the Products, Nortel Networks will have the right to request in writing that Seller (a) issue a credit memo to Nortel Networks’ for the amount paid for the returned Products; or, (b) within 60 days of Nortel Networks’ written request remit the amount paid by Nortel Networks for the Products. Seller will comply with Nortel Networks’ request.   However, if Nortel Networks has not paid Seller for the Products returned to Seller, then Seller will cancel any invoice sent by Seller for the Products and Seller will re-invoice Nortel Networks only for the Return Charge for the returned Products.

5.

Engineering Changes - Seller will notify Nortel Networks of all proposed changes that affect processes or form, fit, function, performance or Prices of Products (Changes).  The process for making a Change involving form, fit, function or performance is set out in Exhibit E.  Notwithstanding the preceding, if requested by Nortel Networks, Seller must make the unchanged Product available for purchase until the first changed Products ordered have undergone Acceptance, unless unable to do so for safety reasons or court order.

6.

Certification, Quality Control and Supply Management Requirements

6.1 Certification - Seller will obtain and maintain certification under ISO 9002 and each successive numbered ISO standard (e.g., ISO 9000:2000) released during the Term (Standard).   Seller will provide Nortel Networks with written notice that it is in compliance with the Standard, updated as applicable.  On receiving notice of Standard non-compliance, Seller will notify Nortel Networks about the details of the non-conformance and the plan (e.g., timelines and goals) submitted to the ISO registrars to comply with the Standard.  Within 12 months after the execution of this Agreement, Seller will provide Nortel Networks with an up-to-date plan for obtaining TL 9000 certification (i.e., TL9000 certification for manufacturing and operations, but excluding research and development) that includes a target date for achieving TL 9000 certification. With respect to industry certifications other than the Standard and TL9000, upon written request by Nortel Networks and discussion of the parties, the notice and discussion including a commercial purpose for obtaining an industry certification that is acceptable to Seller, Seller will obtain the applicable certification.

6.2

Quality Control and Reliability Requirements

6.2.1

All Products must comply with the Specifications.  If Nortel Networks requests changes to the Specifications (e.g., changes in quality and reliability target metrics), Seller agrees to evaluate the request for the changes in Specifications and provide, in a timely manner and at no cost to Nortel Networks, a proposal which contains the timeframe for implementation and pricing or other related charges if any.

6.2.2

Seller will test and inspect Products prior to shipment, using testing and inspection procedures approved in writing by both parties.  Seller will keep detailed inspection records, including serial number tracking records to the place of scheduled delivery, and make them available to Nortel Networks upon request.

1.1.1

On Nortel Networks’ request, Seller will provide Nortel Networks with a monthly report covering the items set out in Exhibit F.  The report will be in a form acceptable to Nortel Networks.

1.1.2

Within 7 calendar days of Seller forming an opinion on such fact, Seller will notify Nortel Networks of a (a) material defect in design or manufacturing of Products directly affecting service, (b) material and service affecting malfunction of Products, (c) material and service affecting failure of the Products to conform to the Specifications, and (d) Product being used in combination with other product(s) or services, which have previously been stated by Seller to be compatible or interoperable with Products, causing or having the potential to cause a material service affecting disruption in related end-user services.  Seller will remedy (a) through (c) and (d) (to the extent the use is not contrary to the design Specifications) under the warranties set out Article 11, to the extent the Product is still within the warranty period.

6.4

Inspection Rights - Nortel Networks may inspect Seller’s facilities or Products during the facilities’ regular business hours at a mutually convenient time determined in advance.  Nortel Networks will give reasonable advance notice of any inspection.  However, Nortel Networks must give at least 15 days advance notice to inspect a manufacturing facility.    At its expense, Seller will provide whatever is reasonably required by Nortel Networks to perform its inspection.   Nortel Networks may perform a quality assurance inspection of Seller’s manufacturing, if Nortel Networks does not unreasonably interfere with Seller’s normal day-to-day operations.  While Seller cannot guarantee that inspections will be permitted at third party sub-contractor sites, Seller will use its best efforts to facilitate such inspections.

7.

Ordering

7.1

Nortel Networks will use Blanket Purchase Orders and Releases and Purchase Orders to purchase under this Agreement. At its discretion Nortel Networks may issue Blanket Purchase Orders, Releases and Purchase Orders by any electronic means for which Seller has the capability (e.g., fax or e-mail).  As applicable, the additional ordering terms and processes to be agreed upon at a future date by the parties, based on the principles set out in Exhibit M, attached to and incorporated in this Agreement, will apply for Products ordered under either the Demand-Pull Program or Vendor Managed Inventory Program generally described in Exhibit M.

7.2

Blanket Purchase Order, Release or P.O. terms and conditions will be for administrative purposes only and invalid to the extent they conflict with this Agreement.

7.3

Nortel Networks’ issuance of a Blanket Purchase Order is not a purchase of Products or commitment to purchase any quantity of the Products identified in the Blanket Purchase Order.  Seller will only ship or deliver Products to Nortel Networks under a Blanket Purchase Order in response to Releases issued under the Blanket Purchase Order.

7.4

Seller will accept Blanket Purchase Orders and Releases or P.O.s, if the orders or Releases comply with this Agreement.  Seller will acknowledge acceptance of the orders and Releases in writing (e.g., e-mail, fax web or html response) within 3 business days of its receipt of the order or Release unless stated otherwise in Exhibit A.  Nortel Networks or the purchasing Subsidiary or Affiliate may not cancel at its convenience any part of a P.O., Blanket Purchase Order or Release less than 30 calendar days prior to the original scheduled Delivery Date for the relevant P.O., Blanket Purchase Order or Release (or part thereof) being cancelled.  During the period that is more than 30 calendar days but less than 61 calendar days prior to the intended original scheduled Delivery Date, Nortel Networks may cancel up to [*]of the relevant P.O., Blanket Purchase Order or Release to be cancelled without charge. Upon 61 calendar days advance notice of any intended original scheduled Delivery Date Nortel Networks may cancel [*] of the relevant P.O., Blanket Purchase Order or Release without charge.

7.5

Country of Origin Information – On the Purchase Order or Release acknowledgment, invoice, and the shipment advise notice Seller will identify the country from which Products are shipped and the Country of Origin as defined in Exhibit B, including no charge items and samples.

7.5.1

On or before the date of receipt of a Purchase Order, but in no event sooner than ninety (90) days in advance of Seller’s changing the Country of Origin, Seller will notify Nortel Networks of any changes in the County of Origin of applicable Products being shipped to Nortel Networks or Nortel Networks’ customer.

7.5.2

Seller will be solely responsible for all costs, including fines and penalties, related to seizures resulting from incorrect or incomplete marking through the fault of Seller of any Product or its packaging, as described in Parts II and III of Exhibit B.

8.

Delivery

8.1

Delivery Date – The Delivery Date for Products ordered under the Demand-Pull Program or Vendor Managed Inventory Program will be as set out in Exhibit M.  The Delivery Date for Products not ordered under Exhibit M will be no more than [*] weeks after receipt of Purchase Order unless stated otherwise in Exhibit A.

8.1.1

Seller shall deliver the goods in accordance with Incoterms 2000 FCA terms. If Nortel Networks provides Seller with Nortel Networks’ and/or end-customer’s delivery routing instructions or guides, Seller will deliver Products in full compliance with these instructions or guides.  To the extent the routing instructions or guides add to or conflict in any way with the terms and conditions for delivery under this Agreement, the terms and conditions of this Agreement shall apply unless otherwise agreed to by the parties.

 8.2

Packaging - Seller will package the Products (including FRU’s) as described in Parts II and III of Exhibit B.  In addition Nortel Networks may reasonably request in writing modifications to the packaging (e.g., change the size and external markings). Seller will make reasonable efforts to package as a single unit all FRU components provided as replacements under Exhibit C.

8.3

Delivery Delay - Seller will notify Nortel Networks of any anticipated delay in meeting the Delivery Date.   Nortel Networks may cancel the affected Release or Purchase Order (a) if a Delivery Date delay of over [*] calendar days occurs, or (b) if Nortel Networks’ customer cancels an order within [*] calendar days after the Delivery Date, as a result of a delivery delay by Seller.  Nortel Networks will have no liability for the cancellation and the cancellation will not affect Nortel Networks’ other remedies under this Agreement.

8.3.1

Force Majeure -  Neither party will be liable for any delay in performance or for non-performance due to the occurrence of any contingency beyond its reasonable control, including but not limited to acts of God, acts of civil or military authority, terror, strikes, fires, floods, earthquakes, epidemics, quarantine restrictions, war, riots, civil disobedience, embargo, rebellions, delays in transportation, governmental requirements and inability to obtain necessary labor, materials, permits, transport or manufacturing facilities (“Force Majeure”).  In the event of a delay caused by a Force Majeure, the date of delivery shall be extended for a period equal to the time lost by reason of the delay; provided however, if Seller gives notice to Nortel Networks of a Force Majeure delay and the delay is greater than 30 days, Nortel Networks will have the right to cancel the applicable Purchase Order without liability or further obligation under the Purchase Order.  In the event of a shortage of Products as a result of a Force Majeure delay, the available Products shall be allocated by Seller in such a manner as it in its sole discretion determines to be equitable; provided, Seller delivers the Products allocated to Nortel Networks on the applicable Delivery Date.  However, if Seller cannot deliver the allocation on the applicable Delivery Date, Nortel Networks’ may cancel the affected Purchase Order(s) as described.  If Seller can deliver the allocation on the Delivery Date, but cannot deliver all Products ordered, Nortel Networks may cancel the Purchase Order with respect to the undelivered Products.

8.3.2

Liquidated Damages -. Except in the case of a Force Majeure delay as described in section 8.3.1 above, Seller will pay liquidated damages to Nortel Networks, if the Delivery Date delay of more than [*] consecutive days occurs for reasons within Seller’s reasonable control. For each further [*] consecutive calendar days of delay after the [*] consecutive calendar days of delay, Seller will pay Nortel Networks [*]% of the price of the delayed part of the relevant P.O. or Release, up to a maximum of [*]%.  If a Delivery Date of less than the standard lead time provided under this Agreement was given, then for the purposes of this section, the Delivery Date shall be deemed to be calculated from when such Delivery Date would have occurred under standard lead times under this Agreement. Liquidated damages will not be paid in the event that Nortel Networks was unwilling to accept partial shipment or in the event that Nortel Networks is in default of any other provision under this Agreement. Payment of liquidated damages under this section shall be made at Seller's sole option either in the form of a credit against future purchases or as set off against any amounts payable or to be paid by Nortel Networks to Seller

8.4

Rescheduling Delivery Date–At no additional charge Nortel Networks may reschedule each Delivery Date in accordance with the applicable Product rescheduling schedule in Exhibit A. Notwithstanding the preceding, Nortel Networks may defer once per Purchase Order (reschedule) all or part of the Products ordered under any Purchase Order for as long as sixty (60) days beyond the scheduled delivery date, provided notice of such deferral is given to Seller at least thirty (30) days prior to the scheduled delivery date. If Products rescheduled under this section are subsequently canceled, cancellation shall be based on the original scheduled delivery date

9.

Prices and Payments

9.1

Subject to Section 9.3, the Prices will (a) apply to all purchases under this Agreement, (b) be reviewed by the parties on a quarterly basis, (c) include shipping FCA Seller's designated plant, and (d) include packing.  The Prices will be exclusive of all applicable Taxes.  Any Tax to be collected by Seller shall appear as a separate line item in Seller's invoice to the extent permitted by law.   Nortel Networks will not be responsible for any stamp taxes or taxes imposed upon Seller’s net income, net worth, gross receipts, corporate existence or franchise. Seller will timely remit all the described Taxes to the proper taxing authorities.  If Nortel Networks or a purchasing Subsidiary or Affiliate provides Seller with a tax exemption certificate, Seller will not invoice for the related Taxes. Seller will reimburse Nortel Networks to the extent Taxes paid by Nortel Networks are recovered by Seller from the taxing or governmental authority.  To the extent that Taxes may only be refunded to Nortel Networks, Seller agrees to cooperate reasonably with Nortel Networks’ obtaining a refund or reimbursement of the Taxes. During the Term, Nortel Networks will make reasonable efforts to give Seller advance notice of the identity of Nortel Networks entities that will be making volume purchases under the Agreement. Further, at Seller's request, Nortel Networks will assist the Seller in minimizing the Seller's withholding tax; provided, the requested assistance is commercially reasonable and does not unduly prejudice Nortel Networks' own tax position.  If Nortel Networks is required by law to withhold any tax with respect to a payment to Seller, Nortel Networks will (i) withhold the appropriate amount from the payment, (ii) pay the withheld amount to the applicable authority, as required by law, and (iii) furnish to Seller certified copies of tax receipts and any other documentation reasonably requested by Seller as proof of Nortel Networks’ payment of the withholding tax.

9.2

Low Price- With respect to New UAS Products, during the first [*] years of the Term, the Prices will be the same as Seller's lowest OEM customer for each applicable UAS Product without regard to quantity.  Notwithstanding the preceding, after Nortel Networks has paid Seller $[*] for Products under this Agreement and at least $[*] in the calendar year preceding the relevant purchase order, the Prices for all Products will be the same as Seller's lowest OEM customer price for similar quantities of the same or similar kind of Products and Repair Services sold under similar terms.  For making a comparison with OEM customer purchases Seller will aggregate all purchases made by Nortel Networks and its Subsidiaries and Affiliates during a calendar year, including Current and New UAS Products.

9.3

Price Reductions – Within [*] ([*]) months of Seller offering an end-user customer or OEM customer better prices than Nortel Networks, as determined under Section 9.2, Seller must notify Nortel Networks about the more favorable prices.    In such case Seller and Nortel Networks will enter into an amendment of Exhibit A of this Agreement to include the more favorable prices for future purchases.  Nortel Networks will receive a retroactive refund equal to the total difference between the more favorable prices offered by Seller to the third parties and the higher Prices paid by Nortel Networks for Products purchased under this Agreement.

9.4

Payment – Seller will invoice Nortel Networks at Nortel Networks, Attn: Accounts Payable Dept., P.O. Box 90510, Nashville, Tennessee 37208-0510 or such other address as the Nortel Networks purchasing entity may designate in writing to Seller.  Seller shall invoice Nortel Networks upon the Delivery Date. Nortel Networks will pay Seller within 45 days of Nortel Networks’ receipt of invoices.

9.5

All Prices and payments will be in U.S. currency unless otherwise agreed in signed writing by the parties.

9.6

Audit – Provided Nortel Networks has met the volume limitations set out in Section 9, Nortel Networks may audit Seller’s invoices and other reasonably relevant materials for the relevant year to determine whether Seller has complied with Section 9.2. The audit will be conducted during Seller’s normal business hours and Seller shall provide reasonable co-operation. No more than one audit will be conducted each calendar year.   The audit shall be conducted by an independent certified public accounting firm chosen by Nortel Networks and consented to by Seller, which consent shall not be unreasonably withheld, under a mutually agreed upon nondisclosure agreement.  Nortel Networks shall be responsible for all costs associated with the audit.  However, Seller shall be responsible for reasonable costs associated with the audit, if the audit reveals the existence of (a) for Current and New UAS Products for the first three (3) years of this Agreement a Seller price for a product that is lower than Seller’s Price to Nortel Networks for the same type of Current or New UAS Product, or (b) for all other circumstances, Seller’s price is more than [*] percent ([*] %) lower than the applicable Price. In any event, any pricing found by the auditor to be in violation of Section 9.2 will be adjusted in the same manner as that for adjusting Prices due to Seller lowering prices, as described in Section 9.3.

10.

Title and Risk of Loss - Title to (excluding Software title) and risk of loss of the Products will pass to Nortel Networks upon delivery under Article 8 (Delivery).  Seller shall retain risk of loss for warranty replacement Products until delivery to Nortel Networks' designated destination.

11.

Warranty

11.1

Unless otherwise agreed by separate Exhibit, Seller warrants that for the longer of [*] months from the Delivery Date (Product Warranty Period), the Hardware and the Software will be free from material defects in materials and workmanship and will conform to the Specifications.

11.1.1

Further, Seller warrants for the life of Products that  (a) the Products were new and free and clear of all security interests or other liens and other encumbrance when sold;  (b) the Products (i) are safe for use as described in Seller’s documentation, user manuals and datasheets (ii) are non-toxic and present no abnormal hazards to persons or their environment in their normal state, and (iii) must be disposed of in accordance with the applicable governmental laws and regulations that govern the disposal of commercial electronic equipment in the country where the Products are being disposed; (c) Seller owns all of the rights necessary for Nortel Networks to sell the Product; and, (d) the Products will have no material design defects.

0.0.1

If Seller breaches the warranties under this Section 11.1, Seller will provide at its expense, as described in Exhibits G and H, (a) the Repair Services described in Article 12 within the Repair Period and (b) replacement Hardware and Software.  If Seller does not or cannot provide Repair Services within the Repair Period, Seller will replace the applicable Product from the Repair Services Pool.   Warranty replacement Hardware and Software must (a) be functionally equal to or better than the replaced units, (b) be backward compatible, and (c) meet the Specifications.

11.1.3

Seller must correct warranty breaches under this Section 11.1 within [*] days of (a) return of the relevant Product to Seller under the RMA procedure or (b) notice from Nortel Networks, whichever applies under the circumstances, or Nortel Networks may return the affected Products for a refund.

11.2

Epidemic Failure Warranty –“Epidemic Failure” means that more than [*]% of the total installed base of at least [*] units of the same type of Products has experienced the same type of failure to conform to the applicable Specifications, and such failure materially affects Product functionality.  Seller warrants that the Products will not experience Epidemic Failure for a period equal to [*] times the length of the applicable Product Warranty Period (Epidemic Failure Warranty).  Unless otherwise agreed in writing by the parties, if an Epidemic Failure occurs, upon notice from Nortel Networks Seller will (a) at its expense, remove from the field and Seller’s and Nortel Networks’ storage locations all units of the Product under Epidemic Failure Warranty (Covered Products); (b) refund payments made by Nortel Networks for Covered Products; (c) cancel all invoices for the Product; and, (d) at its expense, provide a workaround (if possible) until a replacement Product is available.  In addition, Nortel Networks may cancel all outstanding P.O.s, Blanket Orders and Releases for the Products without further obligation. Notwithstanding (a) – (d) above if the Epidemic Failure can be cured by a software correction only, then Seller shall provide such correction without a recall.  Such software correction must be acceptable to Nortel Networks and Nortel Networks shall not unreasonably withhold its approval.

11.3

Repair and Replacement Warranty - Seller warrants that Product warranty repairs and replacements will be free from material defects in materials and workmanship and will conform to the Specifications for the longer of (a) the remainder of the Product Warranty Period, or (b) [*] months from shipment to Nortel Networks of a replacement or repaired Product.  Seller warrants out-of-warranty repairs and replacements for [*] months from the Delivery Date. Shipping expenses for return of Products for repair and replacement to Seller shall be borne by Nortel Networks and the expense of shipment of repaired Products or replacements to Nortel Networks will be borne by Seller.  Risk of loss shall be borne by the party paying for shipment.

11.4

If Seller refuses or materially fails to comply with its obligations under section 11.3 of this Agreement, Nortel Networks may contract with third parties to repair or replace the particular defective Hardware and Software.  Seller will reimburse Nortel Networks for all reasonable charges for third party repair and replacement, provided that such charges do not exceed Seller's then-current repair price to Nortel Networks. Nortel Networks will look to the third party to warrant its repair or replacement.

11.5

The remedies in this Article 11 are in addition to the other remedies under this Agreement.

11.6

The warranties in this Article 11 will not cover (a) items normally consumed in operation (e.g., lamps and fuses), and (b) defects caused by mishandling, misuse, neglect or improper testing or repair by Nortel Networks, its customers or anyone on their behalf, except for Seller.

11.8

Seller warrants Products only as set out in this Agreement and disclaims all other warranties implied by law, custom or otherwise.

12.

Repair Services - If Seller breaches a warranty, at no additional charge it will provide Repair Services to Nortel Networks in accordance with Sections 1 and 2 of Exhibit G and Exhibit H. After the Product Warranty Period, Seller will provide the Repair Services to Nortel Networks during the Repair Period for the charges described in Article 3 of Exhibit C.

13.

Discontinued Product – Seller will not discontinue a Product (i.e., “manufacture discontinue”) without advance written notice of [*] months to Nortel Networks.  Seller will accept all correct Releases and Purchase Orders issued during the [*] months.

14.

Technical Support - The parties will perform their respective duties as set forth in Exhibits C, G and H. Seller will provide technical support at the rates in Section 1 of Exhibit C.

15.

Documentation - At no charge, Seller will develop Product documentation (Product Documentation).  Product Documentation will comply with the Specifications set out in Exhibit I and Nortel Networks’ then-current branding requirements.  Nortel Networks may use, copy, modify and translate Seller’s promotional and end-user materials and Product Documentation in connection with the sale or support of the Product.  Nortel Networks will keep Seller’s copyright markings and notices intact.

16.

Confidential Information –Each party will use reasonable care in holding the other’s Confidential Information in confidence and not disclose it to anyone except the party’s employees.  However, a party may also disclose the Confidential Information to third parties (e.g., Subsidiaries, Affiliates and subcontractors) who have a need to know for purposes of carrying out this Agreement and have agreed in writing in advance to be bound by the confidentiality terms substantially similar to those of this Agreement.

16.1

Exceptions - Information is not protected if (a) a recipient can demonstrate through written documentation that it was already known;  (b) it becomes known or generally available to the public (other than by act of the recipient) after its disclosure; (c) it is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so and without similar confidentiality obligations; (d) it is independently developed by recipient, as demonstrated by its business records; or (e) it is required to be disclosed by subpoena, by law, or other process of law. The recipient will notify the disclosing party promptly of a subpoena or other process of law requiring disclosure.

16.2

Release of Information - Only by prior written consent may either party (a) advertise, make public statements or publish information concerning this Agreement or a P.O. or the relationship between Nortel Networks and Seller, or (b) use the name or trademark of a party with respect to any advertising, promotion, publicity, or representation that a party may make in connection with its business, services, or product lines.  Seller and Nortel Networks will cooperate to create the language of any information release permitted under this Agreement.

17.

Hazardous Materials

17.1

As required by law or government regulation in North America, the European Union, China, Australia or Brazil, prior to shipment, Seller will notify Nortel Networks about hazardous and toxic materials in Products.  Any notification given by Seller will be updated annually.  Upon Nortel Networks’ request, in addition to the lists and updates, Seller will inform Nortel Networks whether Products contain materials that Nortel Networks may identify in its request.

17.2

Product recalls due to hazardous or toxic material content or quantity will be at Seller’s expense.  Nortel Networks will cooperate with Seller to minimize Seller’s recall related expenses.  If a recall occurs, Seller must provide Nortel Networks with a workaround.   The workaround must be Seller’s (a) removing the offending hazardous or toxic material and substituting a non-offending material, or (b) removing the prohibited excess of hazardous or toxic material, or (c) substituting a functionally equivalent product that does not contain the offending hazardous or toxic material.    Seller will indemnify Nortel Networks and its customers in accordance with Article 18 below for their use, sale or distribution of offending Products.

17.3

As regards any jurisdiction or territory not specified in section 17.1 above, Seller's obligation shall be limited to a period of [*]  years from the Delivery Date. In addition Seller's obligation to compensate Nortel Networks shall be limited to selling Nortel Networks a workaround or substitute products at the cost to Seller of such products.

18.

Indemnity

0.1

Indemnification - Seller will indemnify and hold harmless Nortel Networks and its Subsidiaries and Affiliates  (including their employees, officers and directors) from fines, penalties, losses, costs, damages, injuries, claims, expenses or liabilities (a) resulting from injury or death of a person or damage or loss of property during performance of this Agreement, (b) caused by the Product (Product Liabilities), or (c) resulting from infringement of third party rights in a Product (Infringement Claim Liabilities).  The fines, penalties, losses, costs, damages, injuries, claims or liabilities resulting from Section 18.1(a) through (c) will be known collectively as Liabilities.

18.2

Responsibilities of Indemnifying Party - At its expense Seller will defend against or settle Liabilities and pay related costs and attorneys' fees. Seller will have sole control of the settlement or defense of Liabilities, but Nortel Networks or the indemnified Subsidiary or Affiliate may participate in the defense or settlement at its own expense. Seller will give notice to Nortel Networks of Liabilities. Notwithstanding anything to the contrary in Article 18, Seller has no obligation to indemnify Nortel Networks to the extent Liabilities result from: (a) injury or death to a person or damage to property caused by parties, or for reasons, outside of Seller's control; (b) product liability resulting from Nortel Networks' modification or use of a Product in a manner other than in accordance with the applicable Specifications; (c) the Product infringing the intellectual property rights of a third party where, but for such Product conforming to a design, specification or written instruction provided by and required by Nortel Networks, the Product would not have infringed; (d) a combination of products infringing the third party intellectual property rights, when Nortel Networks or its customers combined a Product with non-Seller products and, but for the combination, the Product would not have otherwise infringed the rights of the third party; or (e) any New UAS Product incorporating Nortel Networks technology (including, without limitation, the Technology [as defined in the parties’ Technology Licensing Agreement] therein, as provided by Nortel Networks to Seller for incorporation and use therein and as incorporated and used therein) infringing the intellectual property rights of a third party where, but for the use and incorporation of such technology in such New UAS Product, the New UAS Product would not have infringed, but (i) solely to the extent that such technology is used and incorporated in such New UAS Product, and (ii) only if such technology (A) has not been changed or modified (except solely to the extent Nortel Networks has expressly agreed in writing to the specific change or modification), and (B) has been incorporated and used only in the manner for which it was provided and in accordance with the legal terms providing the right to incorporate and use the same.

18.3

Injunction - If Nortel Networks is enjoined from using Products due to an Infringement Claim Liability caused by Seller, Seller at its expense must immediately commence work and make best efforts to provide Nortel Networks with a workaround.   The workaround will be Seller’s (a) obtaining the right for Nortel Networks and its Subsidiaries and Affiliates to use the Product as provided under this Agreement, (b) substituting a functionally equivalent product that does not infringe, or (c) modifying the offending Product so that it no longer infringes.

18.4

The obligations under this Article 18 will survive the termination of this Agreement.

19.

Damages –  Neither party will be liable for any unforseeable,  incidental or consequential damages or for any loss of revenues, loss of profits, loss of goodwill or other forms of economic loss, even if the party or its authorized representative has been advised of the possibility  of the type of damages and notwithstanding any failure of the essential purpose of any limited remedy.  However, this Article 19 will not apply to either party's obligation to indemnify the other party under this Agreement , a party's infringement of the other party's intellectual property rights, a party's liability for liquidated damages under this Agreement or breach of Article 16 (Confidential Information).

20.

Insurance

0.1

During the Term and for 5 years after, Seller will maintain:

0.1.1

A comprehensive general liability insurance policy that (a) includes third party liability coverage, protecting Nortel Networks and its Subsidiaries and Affiliates from property damage or personal injury caused by Seller, (b) has a minimum combined single limit of 5 million U.S. dollars, (c) provides worldwide coverage, and (d) indicates on its face that it is primary insurance.

20.1.2

Employer's liability insurance with a minimum liability limit of $1,000,000.00.

20.1.3

Workers' compensation, with the statutory requirement for coverage.   (In the United States, Seller must carry statutory workers’ compensation coverage whether or not state law allows Seller to elect not to carry coverage.)

20.2

The comprehensive general liability and employer’s liability policies will name Nortel Networks and its Subsidiaries and Affiliates as additional insured parties. Seller cannot cancel or change a policy without at least 30 days advance written notice to Nortel Networks.

20.3

Within 10 days after the Effective Date, Seller will furnish Nortel Networks with a certificate of insurance and evidence of the required, paid-up coverage.  The insurance policy will be in addition to Seller’s indemnity under Article 18.

20.4

Nortel Networks may request Seller to increase its coverage, if Nortel Networks reasonably believes that Seller’s coverage is inadequate.

21.

Notices - Notices will be given in writing by (a) fax, (b) courier service or (c) electronic mail (e-mail).  Courier service notice is effective on the earlier of 5 days from being deposited for delivery or the date on the mail or courier receipt.  Fax and electronic mail notice are effective when the sender receives confirmation that the fax was sent or electronic mail received.   A party will send notice to the delivery address or electronic mail address or fax number of the persons described below.

SELLER:

AudioCodes Ltd

4 HaHoresh Street

56470, Yehud, Israel

Attention: General Counsel

Fax: +97235394044

e-mail address: notices@audiocodes.com

NORTEL NETWORKS:

Nortel Networks Inc.

Nortel Networks Inc.

2221 Lakeside Blvd.

Supply Chain Operations

Richardson, Texas 75082-4399

35

Davis Drive

Attention:  Counsel, Supply Management

Mail Stop 808 01 F10

Solutions

Dept 3091

Fax:  972-685-3504

Research Triangle Park,

e-mail address: hnaboshe@nortelnetworks.com

North Carolina  27709

Attention:  Ken Parham

Fax: 919-997-8645

kparham@nortelnetworks.com

22.

Governing Law - The laws of the State of New York, except for conflict of laws rules, will govern the Agreement. Application of the U.N. Convention on Contracts for the International Sale of Goods is specifically excluded from this Agreement.

23.

General

23.1

Severability – If any provision of this Agreement is determined to be legally unenforceable or invalid, the remaining provisions will continue in effect.  The parties will substitute a provision that most closely approximates the economic effect and intent of the invalid provision.

23.2

Preferential Trade Agreement – Procedures - Seller will support Nortel Networks’ qualifying Products for preferential trade treatment as set forth in Exhibit J.

23.3

Debarment Certificate - Seller may be required by law to provide Nortel Networks with a certificate about the Products, based on the then-current version of the form set forth in Exhibit K.   Seller and its Products and services will conform to all applicable laws and governmental orders and regulations in effect at the time of shipment of Products or the performance of services.

23.4

Assignment - Neither party will assign or transfer this Agreement, or its rights or obligations, without the prior written consent of the other party. Consent will not be unreasonably withheld or delayed. However, either party may assign or subcontract its rights or obligations under this Agreement to a Subsidiary without Seller’s consent or to a person or entity to which the assigning party has seceded all or substantially all of its business and assets to which this Agreement relates.

23.5

Waiver –Unless waived and agreed in writing by the parties, no action or inaction by a party under this Agreement will constitute a waiver of a party’s (a) rights or obligations under this Agreement, or (b) breach of this Agreement.

23.6

Independent Contractors - Under this Agreement Seller is an independent contractor.  This Agreement does not create a joint venture, partnership, principal-agent or employment relationship between Seller and Nortel Networks.

23.7

Incorporation of Exhibits -All exhibits attached to this Agreement are also incorporated in this Agreement.

23.8

English – All written communication concerning this Agreement or amendments or restatements of this Agreement will be in the English language.

23.9

Multiple Counterparts – This Agreement may be executed by the parties in multiple counterparts, each of which will be deemed an original and all of which will be one and the same document.

23.10

Entire Agreement – This Agreement is the entire subject matter agreement of Nortel Networks and Seller in relation to the subject matter of the Agreement as of the Effective Date and supercedes any prior discussions or negotiations concerning the subject matter of this Agreement.

AUDIOCODES LTD.

NORTEL NETWORKS LIMITED

By: ___________________________

By:

(Signature)

(Signature)

Name: ________________________

Name:

(Print)

(Print)

Title: _________________________

Title:

Date: _________________________

Date:

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EXHIBIT A

PRICES, DISCOUNTS AND DELIVERY

By written agreement the parties will add Products for sale under the Agreement, incorporating the added Products in this Exhibit A in sequentially numbered exhibits (i.e., A-1, A-2, A-3 and so forth).

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EXHIBIT A-1

CURRENT AND NEW UAS PRODUCTS

PRICES, DISCOUNTS AND DELIVERY

1.

Current UAS Products - As required by Nortel Networks, Nortel Networks’ Manufacturing Licensee Solectron Corporation will issue Purchase Orders to Seller for the following universal audio server products (“Current UAS Products”):

Product Code	Alternate Code	Product Line	Product Title
NTAR02JC	A0814973	OEM PLATFORM	AG4000C TELEPHONY PROCESSING 16 DSP QUAD T1 CPCI C
NTAR02JD	A0814974	OEM PLATFORM	AG4000C TELEPHONY PROCESSING 16 DSP QUAD E1 CPCI C
NTAR02JE	A0814975	OEM PLATFORM	AG4000C UNIVERSAL REAR I/O CARD
NTAR02JF	A0814976	OEM PLATFORM	CG6000C 32 DSP IP TELEPHONY CPCI CARD
NTAR02JG	A0814977	OEM PLATFORM	CG6000C CARD REAR I/O MODULE
NTAR02JH	A0814978	OEM PLATFORM	BX4000C ATM CARD (no longer used) Repair and Return only
NTAR02JY	A0822049	OEM PLATFORM	CPX8216T COMMON BRIDGE/HSC
NTAR02KU	A0828190	OEM PLATFORM	40X SCSI CD-ROM DRIVE
NTAR02NV*	A0877807	OEM PLATFORM	CPV5370, 700MHZ, PENTIUM III, WITH PMC155-K
NTAR02NX*	A0877809	OEM PLATFORM	CPTM-04-F TRANSITION MODULE + PIM155-K SCSI PIM
NTAR02NY	A0887740	OEM PLATFORM	PA200 ATM CARD
NTAR02NZ	A0887742	OEM PLATFORM	PA200 REAR I/O CARD
NTAR10BM	A0872890	OEM PLATFORM	SAM16 HOT SWAP DISK ASSY
NTAR42FH	A0828187	OEM PLATFORM	EXTERNAL SCSI CABLE
NTAR42FJ	A0828188	OEM PLATFORM	INTERNAL 2 DROP SCSI CABLE
NTRX5157	B0259883	OEM PLATFORM	UAS06 COMMON PACKFILL KIT
NTRX51BC	B0256334	DMS-100	POWER SUPPLY AND FAN UNIT (DC)
NTRX51BF	B0256308	DMS-100	FAN UNIT, SAM
NTRX51CD	B0258458	OEM PLATFORM	SAM16 ALARM PANEL ASSEMBLY
NTRX51CX	B0257753	OEM PLATFORM	SAM16 CHASSIS KIT
NTRX51HV	B0261585	OEM PLATFORM	SAM16 CHASSIS EXPANSION KIT(PTE2000)
NTRX51KM	B0261915	OEM PLATFORM	DC-AC INVERTER FOR PTE2000 CABINET
NTRX51KN	B0262033	OEM PLATFORM	DC-AC INVERTER MOUNTING KIT FOR PTE2000 CABINET
NTRX51KQ	B0262035	OEM PLATFORM	KVM SWITCH MOUNTING KIT FOR PTE2000 CABINET
NTRX51CB			SAM16 Chassis Assembly
A0837701			Data Storage Floppy
A0871560			DC Distribution Panel
P0938707			UAS Domain Ident. Label
A0838010			DC Distribution Panel
A0828397			Air Filter
NTVW25AA	A0894850	IMS	SAM16 Chassis for IMS AC Power with 5370 Host Card - AC Sam16 chassis
NTVW02KA	A0501406	IMS	Keyboard/Monitor Kit, AC
NTVW00AC	A0505118	IMS	KVM Switch, 8 Channel Multi-Platform, AC
NTVW02LA	A0991214	IMS	CG6000 PRI Conference Server Kit
NTVW01CA	A0991211	IMS	SAM16 Chassis for IMS DC Power with 5370 Host Card
NTVW02HA	A0895132	IMS	KVM Switch, 8 Channel Multi-Platform, DC

* For purposes of this Exhibit A, P.O.s for items NTAR02NV and NTAR02NX will not be considered universal audio server product P.O.s, unless the items are ordered as part of NTRX5157.

1.1

Current UAS Products Price - The Price of the Current UAS Products, as purchased by Solectron Corporation, will be calculated as follows:

•

Price to be paid by Solectron Corporation = Seller’s Cost of Goods

•

Nortel Networks will pay  directly to Seller a Current UAS Product mark-up equal to the dollar amount resulting from the following calculation: [Seller’s Cost of Goods / (1-GPM*)] – Seller’s Cost of Goods

*GPM (i.e., gross product margin) equals [*] for purposes of this Exhibit A-1

1.2

Terms and conditions for Purchase of Current UAS Products – The parties agree that the terms and conditions set out in Attachment 1, attached to and incorporated in this Exhibit A-1will supplement the terms and conditions of the Agreement; provided, however, (a) any conflict between Attachment 1 and the Agreement will be resolved in favor of Attachment 1, and (b)  the revisions in Attachment 1 will apply solely to Solectron Corporation’s purchasing Current UAS Products under this Agreement.

1.3

Specifications for Current UAS Products -

Specifications applicable to Current UAS Products sold by Seller under this Agreement are contained in the following documents:

•

UAS Product Document (NTP: 297-5071-315) - Overviews, FDs, OAM information for UAS product (last updated: January 17, 2003)

•

UAS Software Architecture Document (NTP: 297-5071-801) - Functional description of the software architecture of the UAS product (last updated: January 17, 2003)

•

UAS OAM&P Document (NTP: 297-5071-037) - Discussion of the OAM aspects of the UAS product (last updated: January 17, 2003)

•

APS Design Document (NTP: 297-5071-309) - Design description, use cases, test case information for the Audio Provisioning Server component (last updated: January 17, 2003)

•

UAS Design Document (NTP: 297-5071-310) - Design description and use cases information for the UAS Application Server component (last updated: January 17, 2003)

•

UAS Software Qualification Document (NTP: 297-5071-314) - Unit and Integration test case plan information for the UAS Application Server component (last updated: January 17, 2003)

Notwithstanding the preceding, for the avoidance of doubt, Nortel Networks will be responsible for licensing the third party software included in the Specifications.

1.4

Current UAS Support Terms –- For purposes of this Section 1.4, Current UAS Products include universal audio server products installed in Nortel Networks’ customers’ networks prior to the Effective Date (the “Installed Base”).  [*] charge to Nortel Networks or its customers (a) Seller will cooperate with Nortel Networks to determine whether a defect in a Current UAS Product is software related or hardware related, and (b) Seller will provide the Software technical support set out in Exhibit H for Current UAS Products.  Seller’s providing support under sub-part (b) is conditioned upon Nortel Networks first licensing its IMS client software to Seller for each IMS software version in Nortel Networks’ customers’ installed base as of the Effective Date, which license will be in a separate licensing agreement between the parties, as described in Section 2.3(d) of the parties’ Technology License Agreement, and at no charge to Seller. Notwithstanding the preceding, with respect to Current UAS Products, Nortel Networks agrees to rely on the warranty and non-warranty repair (including retrofits) obligations it obtained from the original supplier of the equipment and/or its suppliers’ vendors and will deal directly with the supplier and/or vendor rather than with Seller with respect to Current UAS Products.

1.5

Manufacture Discontinue of Current UAS Products –  During the first [*] months of the Term, Seller will not give notice of manufacture discontinue for  Current UAS Products under Section 13 of the Agreement, as such UAS Products are then constituted (e.g., Specifications and design), without Seller making an equivalent replacement Product(s) available for purchase by Nortel Networks.

2.

New UAS Products –

2.1

Price - The prices under the matrixes in Section 2.2 below will be the prices  (“Prices”) for the UAS Products listed in each matrix (“New UAS Products”), based on, as applicable (a) the year of the Term in which Nortel Networks purchases the applicable New UAS Product, (b) the discount, if any, applied against Seller’s OEM base price; and, (c) any price reduction percentage (e.g., “CR” percentage)  that effects an additional discount, but only for that year of the Term.

2.1.1

Future Cost Reductions -With respect to Year [*] and Year [*] from the Effective Date, except where a cost reduction is not indicated (e.g. call control and indemnification options),   the parties will agree in writing in advance upon the applicable cost reduction to be applied; provided, however, unless stated otherwise in the written agreement, the reduction will not be less than [*] percent ([*]%) or more than [*] percent ([*]%).

2.1.2

Waiver of Indemnification - However, no discounts or cost reductions will apply to the pricing element designated as “Vocoder Indemnification” in Subsection 2.2.1 below, except that Seller agrees that it will lower the G.723.1 indemnification Price by [*] percent ([*]%) for the third year and fourth year of the Term.  Seller agrees that for each of the G.729A and G.723.1 vocoder Products for which Nortel Networks issues a P.O., Seller will invoice Nortel Networks for the applicable indemnification Price, until Nortel Networks waives in writing the indemnification protection for which Seller is obligated under Section 18 of the Agreement with respect to a vocoder Product.   Seller’s failure to invoice Nortel Networks for the indemnification Price before it receives a written waiver from Nortel Networks will not affect a waiver of Seller’s indemnification obligation.  Once Nortel Networks has waived the indemnification Price for a vocoder Product, all units of that Product purchased after the date of the waiver will no longer have Section 18 indemnification protection (i.e., Nortel Networks must retain the protection for all future purchases or waive protection for all future purchases).

2.2

Price Matrixes

2.2.1

IP Media 2000 Pricing for CS2K IP Applications

_________________________

[*] Confidential

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2.2.2

IP Media 2000 Pricing for PT-IP Application within CS2K

_________________________

[*] Confidential

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1.1.1

IP Media 2000 Pricing for CS2K ATM Applications

_________________________

[*] Confidential

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2.2.4

IP Media 2000 Pricing for IMS Conferencing Applications

_________________________

[*] Confidential

2.2.5

Mediant 2000 Pricing SIP to PRI Gateway Applications

_________________________

[*] Confidential

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2.2.6

EMS Base Prices and Discounts

2.3

Availability  – If Seller is in material breach of the parties’ separate development agreement, Seller agrees to provide Nortel Networks with a solution using AudioCodes  [*]boards that provide materially equivalent functionality for the same prices as the applicable New UAS Product, based on the following model configurations, as applicable:

	AUDC Ports	Year Two		Year Three*
IMS Products			1-May-04	1-May-05
SIP to PRI GW - E1	960		$[*]	$[*]
SIP to PRI GW - T1	1152		$[*]	$[*]
IMS Conferencing	240		$[*]	$[*]

IP Products		SN06.2	1-May-04	1-May-05
Small IP	720	$[*]		$[*]
Large IP - UAW	960	$[*]		$[*]
PT - IP (Announce)	480	$[*]		$[*]

ATM Products		SN07		1-May-05
PT - AAL2 (Announce)	240	$[*]		$[*]
ATM LI - UA	240	$[*]		$[*]

*Note that Year 3 pricing for IMS Products in the preceding matrix is based on an assumed year-over-year cost reduction assumption.  However, the assumption is made by way of example.  The parties will agree in writing in advance upon the actual cost reduction to be applied for all New UAS Products for year 4 and following years; provided, however, the reduction will not be less than [*] percent ([*]%) or more than [*] percent ([*]%).

3.

Lab Hardware – In coordination with implementation of the development agreement between the parties, at Nortel Networks’ request at no charge to Nortel Networks,  Seller will provide Nortel Networks with up to [*]  units New UAS Products, chosen at Nortel Networks’ discretion, (“Lab Units”) during the first [*]  months of the Term for use by Nortel Networks.  Beginning in the second [*]  months period of the Term and each [*]  months period thereafter during the Term, at Seller’s cost without mark-up of any kind and at Nortel Networks request,  Seller will provide Nortel Networks with up to [*] Lab Units per year for Nortel Networks’ use.

4.

Vendor Managed Inventory - The parties agree that the vendor managed inventory terms and conditions set out in Attachment 2, attached to and incorporated in this Exhibit A-1, will apply to all purchases of New UAS Products during the Term.

5.

UAS Escrow – Within [*] days after execution of this Agreement, Seller and Nortel Networks will execute the Depositor Acceptance Form and Amendment, attached to and incorporated in this Exhibit A-1 as Attachment 3.  Nortel Networks will ensure that its escrow agent DSI Technology Escrow Services, Inc. (“DSI”) also executes the Depositor Acceptance Form and Amendment, thereby implementing the terms and conditions of the Master Escrow Agreement dated February 1, 2003 between DSI and Nortel Networks Limited (“Escrow Agreement”).  Within [*] days of the date of Nortel Networks’ notification to Seller of Nortel Networks’ Acceptance a New UAS Product, the parties will agree upon the designs and manufacturing templates Seller will deposit with DSI (“UAS Escrow Materials”) and Seller will deposit such UAS Escrow Materials.  Nortel Networks will pay all fees incurred under the Escrow Agreement with respect to UAS Escrow Materials with the exception of any fees resulting from Seller’s breach of the Escrow Agreement.

5.1

Intent of Parties - The parties agree that the only purpose of accessing the UAS Escrow Materials held under the Escrow Agreement is to allow Nortel Networks to manufacture universal audio server products under the manufacturing license granted under Section 8.3 and the UAS Escrow Materials released to Nortel Networks shall be considered Confidential Information of Seller and shall not be used to create any other or new products or for any other purpose.   Nothing in this section is intended to affect the other provisions of this Agreement, or grant Nortel Networks additional rights to those expressly granted to it under this Agreement.

5.2

Escrow Materials – The UAS Escrow Materials shall be kept current by Seller by making updates to the UAS Escrow Materials at least once per year (if such updates are made) for the shorter of the first [*] years of the Term or the period of time until the applicable New UAS Product has been discontinued by Seller.  New materials deposited in escrow shall supplement previous materials deposited in escrow in relation to the relevant New UAS Product.

5.3

Manufacturing License Grant.  Subject to the conditions precedent listed in Section 8.2, during the sole supply period described in the purchase and sale agreement between the parties, Seller grants Nortel Networks a non-exclusive royalty bearing personal license to utilize the UAS Escrow Materials deposited with DSI to manufacture and sell the UAS Product.

5.4

Royalties.  Nortel Networks shall pay Seller a royalty for each unit of product manufactured by Nortel Networks using the UAS Escrow Materials under the license granted to it pursuant to this Agreement. Royalties shall be reported to Seller and payable on the 15 of April, July, October and January for the universal audio server product units manufactured by Nortel Networks (“Licensed Products”) in the calendar quarters just ended prior to the due payment date (i.e., end of March, June, September, December)(“Quarterly Period”). The royalty will be calculated as follows: [Nortel Networks’ Material Cost / [*]]–Nortel Networks’ Material Cost.  “Nortel Networks Material Cost” is the price paid by Nortel Networks to its third party manufacturer of Licensed Products, exclusive of taxes. Together with each payment of royalties by Nortel Networks to Seller, or within [*] days after the last day of each Quarterly Period if no payment of royalties is due, Nortel Networks will furnish to Seller a written statement, in a form acceptable to Seller, certified by an authorized official of Nortel Networks, setting forth (a)  on a country-by-country basis, the total quantities of all Licensed Products sold, distributed, or otherwise disposed of, for the Quarterly Period for which royalties are being paid; and, (b)   the amount of royalties due and payable for that Quarterly Period.  If no royalties are due and payable for a Quarterly Period covered by this Agreement, then such statement shall specify that “no royalties are due and payable”.

5.4.1

Record – For a period of 48 months following the payment of royalties,   at its own expense Nortel Networks will keep and retain accurate account records in accordance with GAAP setting out at least (a)   the quantity, Nortel Networks’ material cost, and date such products and services were sold, distributed or otherwise disposed of; and (b)  all other information reasonably necessary to accurately and completely calculate the royalties due to Nortel Networks from such sales and distributions.

5.5

Audit Right.  On at least ten (10) days advance written notice, Seller shall have the right upon reasonable notice to Nortel Networks to audit all invoices for universal audio server products and reasonably relevant materials for the relevant calendar quarter to determine whether Nortel Networks has complied with Section 5.4.  Seller will not conduct an audit more than twice per calendar year.  The audit shall be conducted by an independent certified public accounting firm chosen by Seller and consented to by Nortel Networks, which consent shall not be unreasonably withheld, under a mutually agreed upon nondisclosure agreement.  Seller shall be responsible for all costs associated with the audit.   Nortel Networks will pay to Seller any royalty payment shortfall discovered during the audit (i.e., any difference between the royalty paid and the royalty actually due under the formula set out in Section 5.4).  If -a shortfall is found during an audit and the amount of the shortfall is [*]% or more of the royalty that should have been paid for the applicable calendar quarter under the formula described in Section 5.4, in addition to paying the shortfall, Nortel Networks will pay the reasonable costs associated with the audit.

5.6

Ownership of Rights.  With the exception of Nortel Networks’ intellectual property rights (if any) included in New UAS Products, Seller and/or its licensors shall continue to own all rights including but not limited to all intellectual property rights in the materials deposited in escrow and released to Nortel Networks (if at all).

5.7

Nortel Networks Responsibility.  With the exception of Seller’s indemnifying Nortel Networks against third party claims for intellectual property rights infringement, as set out in Section 18 (et seq) of this Agreement, Nortel Networks acknowledges that any Products manufactured by Nortel Networks are done at its sole risk and expense. Subject to the indemnification exception, escrow materials provided to Nortel Networks from the escrow agent are provided to Nortel Networks on "as is" basis and without warranty of any kind whatsoever. Licensed Products universal audio server products manufactured under license shall clearly state that they are manufactured by Nortel Networks. Except to the extent third party claims for infringement of intellectual rights arise from Nortel Networks’ use of the escrow materials, Nortel Networks shall indemnify and hold harmless Seller's directors, officers and employees form any and all claims from any sort relating to any such products manufactured by Nortel Networks.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

ATTACHMENT 1

TO EXHIBIT A-1

TERMS AND CONDITIONS APPLICABLE TO PURCHASE OF CURRENT UAS PRODUCTS

1.

References to numbered sections shall be to section numbers in the Agreement, unless otherwise stated. Capitalized terms shall have the same meaning given to such terms in the Agreement unless otherwise defined in this Attachment 1.

2.

Seller Acceptance and Rejection of Products - The Current UAS Product will be deemed Accepted without reservation by Nortel Networks. It is deemed to be in full compliance with any and all Specifications, functionality and other requirements of the Product. Each and every delivery to be effected of the Current UAS Product shall be deemed to be Accepted by Nortel Networks upon its delivery.

3.

Return of Products –Nortel Networks will not return any Current UAS Products to the Seller and, therefore, no reporting under the Agreement will be necessary in that regard (i.e., a “no returns” report is not necessary).

4.

Engineering Changes – Seller shall not be obliged to effect any hardware engineering changes to the Current UAS Product for any reason, except as detailed in the development agreement between Nortel Networks and Seller or otherwise agreed in writing by the parties. Seller will be responsible for supporting Software engineering changes in the Current UAS Product.

5.

Certification, Quality Control – In relation to the Current UAS Product, Seller agrees to maintain the t certifications on UAS Products in effect as of the Effective Date; provided, however, Nortel Networks will reasonably cooperate with Seller to transfer or assign to Seller any such certifications. If Nortel Networks is not allowed by law or regulations to affect an assignment or transfer, at Seller’s expense Nortel Networks will reasonably cooperate in Seller’s obtaining the certifications in its own name.

6.

Ordering –. Seller shall have no liability to Nortel Networks in relation to the availability, supply, country of origin, delivery, packaging, shipment, delivery delay or rescheduling of deliveries of the Current UAS Product to Nortel Networks.

7.

Liquidated Damages – Seller will not be responsible under Subsection 8.3.2 for liquidated damages for late delivery of Current UAS Products to either Solectron Corporation or Nortel Networks.

8.

Payment – For Current UAS Products Nortel Networks will pay Seller within [*] days of the date of Seller’s invoice.

9.

Low Price – Seller will not be obligated to provide pricing based on Sections 9.2 and 9.3 of the Agreement. In that regard purchases of Current UAS Products will not count towards the low price threshold in Section 9.2.

10.

Documentation – Seller will update or modify the documentation provided to it by Nortel Networks, as needed, in relation to the Current UAS Product.

11.

Confidential Information -

12.

Hazardous Materials – Section 17 of the Agreement will not apply in relation to the Current UAS Product. Rather, Nortel Networks will indemnify Seller (including Seller Subsidiaries and Affiliates and their employees, officers and directors) from fines, penalties, losses, costs, damages, injuries, claims, expenses or liabilities resulting from product recalls or injury or death of a person or damage or loss of property during performance of this Agreement due to a hazardous material in a Current UAS Product.

13.

Indemnity – The terms of Section 18 will apply to Current UAS Products, except that, for purposes of Current UAS Products only, the indemnifying party will be Nortel Networks and the indemnified party will be Seller.

14.

Damages – With respect to Current UAS Products, except for Nortel Networks indemnification obligations and the parties’ confidentiality obligations, neither party shall be liable for any unforeseeable, incidental or consequential damages or for any loss of revenues, loss of profits, loss of goodwill or other forms of economic loss, even if the party or its authorized representative has been advised of the possibility of the type of damages and notwithstanding any failure of the essential purpose of any limited remedy.

15.

Insurance - This section shall apply in relation to the Current UAS Product as if Seller was defined as Nortel Networks and Nortel Networks was defined as Seller; provided, however, Nortel Networks may be self-insured with respect to any aspect of the insurance requirements.

16.

General - – Section 23 will apply to Current UAS Product purchases with the exception of Sections 23.2, 23.3, 23.7.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

ATTACHMENT 2

TO EXHIBIT A-1

VENDOR MANGAGED INVENTORY – NEW UAS PRODUCTS

1.

Definitions:  In addition to all capitalized terms having the same meaning as those set out in the Agreement, the following definitions will apply:

“3PL” means a third party logistics provider with whom the Seller will contract with for the provision of warehousing services for the New UAS Products Seller expects to sell to Nortel Networks when the Nortel Networks issues a Demand-Pull Trigger.

“Carrying Charge” means the U.S. dollar amount resulting from multiplying Seller’s materials cost for unused Excess Inventory times a percentage equal to the LIBOR Rate plus two percent (2%).

“Demand-Pull Trigger” means a Purchase Order or Release that is only sent by electronic or other written recorded means from Nortel Networks to the 3PL as the agent for Seller to deliver New UAS Products, setting out the number of units ordered,  the Delivery  Date,  the shipping location and the delivery location.

“Electronic Means” means any form of electronic communication, including e-mail, Electronic Data Interchange (“EDI”), Internet Web based, fax, but excluding telephone.

“Excess Inventory” will have the meaning set out in Section 4.

“Forecast” means Nortel Networks’ projected requirement for the New UAS Products for each of the next [*] weeks, including the week in which the projection is given to Seller.

“Hub” means a storage facility or warehouse, owned and/or managed by the 3PL, within close proximity of the System house set out in Schedule A, in which the Seller warehouses New UAS Products prior to delivery to the Nortel Networks.

“Lead-time” means the six (6) week period prior to the Delivery Date for New UAS Products.

"LIBOR Rate" means the rate appearing on Telerate as the London Interbank, offered rate for deposits in U.S. dollars for an interest period of 1 year and effective as of the date of Day 91, as described in Section 4 below.

“Safety Stock” means the number of units of New UAS Products that Seller must have on hand in the Hub.

2.

Forecasts –Nortel Networks will provide Seller with a weekly Forecast by Electronic Means. The Seller shall advise Nortel Networks if the Seller does not receive a Forecast within [*] calendar days of the previous Forecast.  Seller will not be obligated to meet a Forecast for a Delivery Date, if Nortel Networks changes the Forecast for the Delivery Date less than [*] weeks in advance of the Delivery Date.  A Forecast is not a binding commitment to purchase Products, except to the extent described in Section 2.1 below.

1.1

Commitment to Issue Demand-Pull Trigger - Nortel Networks agrees to issue a Purchase Order or Release to Seller or 3PL as the agent for the Seller, for the New UAS Products projected for the first week of the Forecast (i.e., the week following the week in which the Forecast is provided to Seller).

3.

Replenishing Safety Stock – Seller agrees to maintain Safety Stock week-to-week during the Term, at a level equal to [*]% of the average number of units of New UAS Products projected for weeks 2, 3, 4, 5, and 6 of each Forecast.  For example:

•        Assume an existing Safety Stock of [*] units as of the date of an applicable Forecast

•        The projections for weeks 1, 2, 3, 4, 5, and 6 are: week 1= [*] units, week 2 = [*] units, week 3 = [*] units, week 4 = [*] units, week 5 = [*] units, and week 6 = [*] units.

•        Under Section 2.1 Nortel Networks will issue a Purchase Order for [*] units for week 1.

•        The total number of units that Seller would have to maintain in Safety Stock is calculated as [*]% of the average forecast for weeks 2 through 6.  So, beginning in week 2 the Safety Stock would be equal to: ([*]) / [*] = [*] units of Safety Stock.

•        With respect to Nortel Networks’ Purchase Order for [*] units in week 1, as required under Section 2.1 above, the Safety Stock would be reduced from [*] to [*] units.

•        To maintain the Safety Stock at the [*] unit level, based on the [*] unit order, Seller would be required to replenish the Safety Stock with [*] units.

4.

Liability for Excess Inventory - Seller will use Safety Stock on a “first-in, first-out” basis to satisfy Nortel Networks Purchase Orders for New UAS Products. Seller will carry unused Safety Stock at no additional cost to Nortel Networks for a period not to exceed [*] days from the date the Safety Stock is delivered to the Hub.  To the extent that Nortel Networks has not consumed unused Safety Stock by the end of the [*] day period, the Safety Stock will be classified as “Excess Inventory” and a Carrying Charge will begin accruing accrue for Excess Inventory beginning on the [*] day (“[*]”).  The Carrying Charge for Excess Inventory will continue to accrue for Excess Inventory until the earlier of (a) Nortel Networks’ purchasing all of the Excess Inventory from Seller, (b) the [*] day after the date the Carrying Charge began accruing, or (c) the effective date of Nortel Networks’ cancellation of the VMI program set out herein.

0.1

Invoicing for Carrying Charges and Excess Inventory - Seller will invoice Nortel Networks for Carrying Charges on a monthly basis (prorated as applicable). If applicable, as of the date of either sub-part (b) or (c) of Section 4 above, Seller will invoice Nortel Networks for [*]of the cost of materials for any remaining Excess Inventory.

1.

Cancellation of VMI Program – Nortel Networks may cancel the VMI program set out in this Attachment 2 upon written notice to that effect to Seller.  Upon cancellation Nortel Networks will have no further liability or obligation hereunder except (a) to the extent it is obligated for outstanding Demand-Pull Triggers under the general terms of the Agreement, and (b) for the cost of materials for Excess Inventory.

6.

Ordering – In addition to ordering under Section 2.1 above, Nortel Networks may from time-to-time issue Demand-Pull Trigger instructions to the Seller, or 3PL as the agent for the Seller, for purposes of ordering New UAS Products.

7.

Hub Operation - The parties will agree in writing on the Hub and the 3PL responsible for managing the Hub for Seller. Nortel Networks may at any time make a reasonable request to Seller to replace a3PL in which case the parties will agree in writing on the new 3PL and, if applicable, new Hub. In the event of a 3PL change, Seller will be responsible for ensuring that stocks of New UAS Products and operation of the Hub is transferred to the new 3PL without any loss or disruption in service to Nortel Networks in a time period acceptable to Nortel Networks. Upon Nortel Networks’ request and at no charge to Nortel Networks, Seller will conduct a Safety Stock check or other similar activity to be undertaken in the Hub and report the results to Nortel Networks.

8.

Delivery and Invoicing -Seller will make its FCA delivery on  New UAS Products within one (1) business day after Nortel Networks issues a Demand-Pull Trigger to Seller.  Seller will ensure that the 3PL is responsible for providing Seller with notification by Electronic Means within one (1) business day of shipping New UAS Products to Nortel Networks.

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D R A F T

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ATTACHMENT 3

TO EXHIBIT A-1

DEPOSITOR ACCEPTANCE FORM AND AMENDMENT

Account Number ______________________

AudioCodes Ltd. (“Depositor”), Nortel Networks Inc. (the “Preferred Beneficiary”) and DSI Technology Escrow Services, Inc. (“DSI”), hereby acknowledge that AudioCodes Ltd. is the Depositor referred to in the Master Escrow Agreement (“Agreement”) effective February 1, 2003 with DSI as the escrow agent and Nortel Networks Limited as the Preferred Beneficiary.  In addition to DSI and the Preferred Beneficiary by its signature below, Depositor hereby agrees to be bound by all provisions of such Agreement; provided, however, the parties agree that for the limited purposes of AudioCodes Ltd.’s Deposit Materials under this Agreement the Agreement is amended as follows:

1.

For purposes of this Depositor acceptance form references to “License Agreement” in the Agreement will include OEM Purchase and Sale Agreement No. 011449 between Nortel Networks Inc. and AudioCodes Ltd.

2.

The first paragraph of Section 2.6 is deleted in its entirety and replaced with the following:

“Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials.  Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary’s request for verification.  Depositor shall have the right to be present at the verification. A “verification” determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. Preferred Beneficiary shall have the right to verify that the binary executable versions of any Deposit Materials (including those derived from any Deposit Materials) are complete and operate in accordance with their specifications and documentation.  If verification is requested by Preferred Beneficiary before Depositor delivers the Deposit Materials to DSI, at Depositor's expense Depositor must verify the Deposit Materials for Preferred Beneficiary in Depositor’s lab in North Carolina with Preferred Beneficiary’s technical representatives present during verification.  However, if Depositor’s lab is not available or is not sufficient for performing verification, the parties will agree on an alternate lab location and expenses related to the verification in the alternate location will be equally shared by the parties .  If Preferred Beneficiary requests a verification after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.”

3.

The first sentence of Section 4.1 is deleted in its entirety and replaced with the following:

“Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored, which title will revert back to Depositor if this Agreement is terminated under Section 6.4; provided, under this Agreement Depositor is entitled to the return of the media on which the Deposit Materials are written and/or stored and requests the return under Section 6.4.”

4.

For purposes of governing AudioCodes Ltd.’s Deposit Materials Section 5.1 (Release Conditions) of the Agreement is deleted in its entirety and is replaced with the following:

“5.1

Release Conditions.  As used in this Agreement, "Release Condition" shall mean the following:

a.

Seller (i) files for voluntary dissolution in bankruptcy; (ii) files a petition for voluntary reorganization in bankruptcy (e.g., Chapter 11 in the U.S.), which is then converted to involuntary proceedings for dissolution based on a petition by a member of the creditor’s committee representing the creditors in the voluntary proceeding (or its equivalent in non-U.S. jurisdictions) and such proceedings are not dismissed within 90 days; or (iii) is declared insolvent under applicable bankruptcy/insolvency laws or other similar laws; or

b.

Over any [*] day period during the Term, a consistent, repetitive and material failure or refusal to comply with the terms of the Agreement that govern Nortel Networks’ purchase of New UAS Products (which failure or refusal is not otherwise excused under the Agreement), which Release Condition will be effective as of the date  Nortel Networks notifies Seller in writing of the [*]  day failure or refusal (which notice can be Nortel Networks’ notice to DSI under the Master Escrow Agreement with a copy to Seller, requesting a release of the Escrow Materials, that includes a description of the specific failures or refusals); or,

c.

Seller ceases to carry on normal business operations.  For purposes of sub-part c, a merger, reorganization or other permitted assign under any written agreement between the Preferred Beneficiary and AudioCodes Ltd. will not trigger a release of the Escrow Material as long as the resulting reorganized entity, assignee or merged entity carries on normal business operations (i.e., the manufacture and sale of UAS Products to the Preferred Beneficiary).”

5.

For purposes of Section 6. 1 the term of the escrow arrangement for New UAS Products will not be 1 year, automatically renewable, but, rather, will be the first 3 years of the Term of the License Agreement, as “New UAS Products” and “Term” are defined under the License Agreement.  The described 3 year period will a fixed term for the escrow for New UAS Products and will not renew automatically.

DSI will not be required to inquire into the truth or evaluate merit of any statement or representation contained in any notice or document.  DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

Notices and communications to Depositor should be addressed to:	Notices and Invoices to Preferred Beneficiary concerning this escrow arrangement should be addressed to:
Depositor Company Name: AudioCodes Ltd. Address: 4 HaHoresh Street, 56470 Yehud, Israel Designated Contact: Telephone: Facsimile: E-Mail: Verification Contact (required):

Preferred Beneficiary:  Nortel Networks Inc.

Address: 221 Lakeside Blvd., Richardson, Texas 75082

Designated Contact:

Telephone:

Facsimile:

E-Mail:

Verification Contact (required):

P.O.#, if required: _____________________

Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.

Contracts, Deposit Materials and notices to DSI should be addressed to:	Invoice inquiries and fee remittances to DSI should be addressed to:

DSI Technology Escrow Services, Inc.

Contract Administration

9265 Sky Park Court, Suite 202

San Diego, CA 92123

Telephone:  (858) 499-1600

Facsimile:   (858) 694-1919

E-Mail:        clientservices@dsiescrow.com

Date: _________________________________

DSI Technology Escrow Services, Inc.

P.O. Box. 27131

New York, NY 10087-7131

Wire Information:

Routing # 021000021

Acct# 323285228

Bank Address:

JP Morgan Chase Bank

280 Park Avenue

New York, NY 10017

Funds Transfer Phone#

(866) 223-0359

#

D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

AudioCodes Ltd. - Depositor	Nortel Networks Inc. – Preferred Beneficiary

By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

DSI Technology Escrow Services, Inc.

By:
Print Name:
Title:
Date:

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT A-2

TP-610, MEDIANT2000 AND EMS PRODUCTS

PRICES, DISCOUNTS AND DELIVERY

1.

Pricing – The prices set out in Sections 1.1 through 1.3 below for the described Products will apply under this Exhibit A-2 (“Prices”).  With respect to any pricing designated as “TBD,” as necessary, the parties will agree in writing on the applicable Price and the time period during which it will be effective.

(a)

The [*] percent ([*]%) discount applicable under the subsections below will apply as of the Effective Date. The [*] percent ([*]%) discount indicated in the pricing matrixes in this Section 1 will replace the [*] percent ([*]%) one year after the effective date, but the [*] percent ([*]%) discount will not apply until Nortel Networks has purchased a total of $[*] million in Products (exclusive of support packages) from Seller under the Agreement.  Notwithstanding the preceding, Seller grants Nortel Networks a [*] percent ([*]%) discount, applicable as of the Effective Date, for  SIP based Mediant 2000 16 Span (1 T1/E1) and 1 Span (T1/E1) Products.  The [*] percent ([*]%) discount indicated in the pricing matrixes in this Section 1 will replace the [*] percent ([*]%), but the [*] percent ([*]%) discount will not apply until Nortel Networks has purchased a total of $[*] million in Products (exclusive of support packages) from Seller under the Agreement.

(b)

Future Cost Reductions - With respect to Years [*] ([*]) and [*] ([*]) from the effective date, except where a cost reduction is not indicated (e.g. call control and indemnification options),   the parties will agree in writing in advance upon the applicable cost reduction to be applied; provided, however, unless stated otherwise in the written agreement, the reduction will not be less than [*] percent ([*]%) or more than [*] percent ([*]%).

(c)

Waiver of Indemnification - However, no discounts or cost reductions will apply to the pricing element related to vocoder indemnification in the matrixes below, except that Seller agrees that it will lower the G.723.1 indemnification Price by  [*] percent ([*]%) for the third an fourth year of the Term.  Seller agrees that for each of the G.729A and G.723.1 vocoder Products purchased by Nortel Networks Seller will invoice Nortel Networks for the applicable indemnification Price, until Nortel Networks waives in writing the indemnification protection for which Seller is obligated under Section 18 of the Agreement with respect to a vocoder Product.   Seller’s failure to invoice Nortel Networks for the indemnification Price before it receives a written waiver from Nortel Networks will not affect a waiver of Seller’s indemnification obligation.  Once Nortel Networks has waived the indemnification Price for a vocoder Product, all units of that Product purchased after the date of the waiver will no longer have Section 18 indemnification protection (i.e., Nortel Networks must retain the protection for all future purchases or waive protection for all future purchases).

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

1.1

Mediant 2000 Base Prices and Volume Discounts

1.2

TP-610  Base Prices and Discounts

_____________________

*  Confidential

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D R A F T

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1.3

EMS Base Prices and Discounts

2.

Lead Times – The Purchase Order lead times set out below will apply to Products under this Exhibit A-2 and will apply to the Product part numbers/descriptions exclusive to this Exhibit A-2.  So, the Product types governed under this Exhibit A-2 may or may not have the same lead times as the same type of Products governed under Exhibit A-1.

•

TP-610 Products lead time– [*] weeks

•

Mediant 2000 Products lead time– [*] weeks

3.

User Manuals – The user manuals applicable to the Products Under this Exhibit A-2 are as follows:

#

Product	User Manual Reference	Documentation Status
TP-610	TrunkPack® TP-610 User’s Manual Version 4.0 Beta 1 Catalog Number: LTRT-00637	Published

Mediant 2000	Mediant™ 2000 Gateway User’s Manual (MGCP-MEGACO) Version 4.0 Beta 1 Catalog Number LTRT –00698	Published
	Mediant™ 2000 VoIP SIP Gateway User’s Manual- Version 4.0 Beta 1 Catalog Number: LTRT-00688	Published

AudioCoded EMS	AudioCoded™ Element Management System (EMT) User’s Manual – Version 2.0 Beta Document Number LTRT-01010	To be provided 1Q/2003

___________________

* Confidential

D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT B

PRODUCT SPECIFICATIONS, MARKING AND LABELING

References to telecommunications standards in this Exhibit B will include amendments and replacements of the standards, as they occur from time to time during the Term.

PART I:

SPECIFICATIONS

1.

Document Identification:  On a Product by Product basis the parties will identify and agree in writing on the documentation that contains the Specifications for the Product and incorporate the Specification documentation in this Part I of Exhibit B by reference.

2.

Certification -As needed, Seller will obtain the design certifications listed below for new or modified designs after production release; provided, however, Seller will not be responsible for obtaining certification for  BETA Products shipped to Nortel Networks before certification is obtained. The Nortel Networks Acceptance Program in Exhibit D of this Agreement will still apply.  At Seller’s expense Nortel Networks and Seller will make joint submissions to the certifying  regulatory bodies.  However, Nortel Networks will be responsible for any costs in excess of those for a solo submission.  The parties will notify each other about design changes that might invalidate a certification.  The exposure will be included in the Change Notification process whether or not the changed or modified design will be in a production release.

2.1

Seller will obtain the following certifications and any other certifications required by law in [*], [*] or [*] and such other countries as agreed upon in writing by the parties.

CEMark

UK Type Approval

UL / CSA / EN safety

FCC part 15

PART II:

PRODUCT MARKING AND LABELING

A.

MARKING - Subject to the country of original marking requirements set out in Section III below, all Products will be marked as follows:

1.

Serial number:  bar-coded serial number will be placed on the Product

2.

Manufacturing date stamp: Seller will  use the SN on the Product to track  the date of shipment.

3.

 All Product marking under this Agreement will conform to Nortel Networks corporate standard 5014.00 for Serialization Codes for Nortel Networks Products and the Telecommunication Industry Forum standards (e.g., UCC EAN, Dunn & Bradstreet and Telcordia) product serialization and traceability standards.  In that regard Nortel Networks will provide Seller with its applicable corporate standard information.

4.

Seller’s PEC code and Nortel Networks’ PEC code, as provided by Nortel Networks, will be on the Product

5.

Repair date stamp:  Telcordia GR-78-CORE, 1997, Issue 01.  Nortel Networks will provide Seller with the applicable location code for Seller’s repair location(s) and ink specifications for stamping products.

6.

Seller will pack and mark/label the Products using the following standards:

a)

Nortel Networks Corporate Standard CS152.50 on distribution packing.

b)

Telcordia GR-CORE-1421 1995, Issue 02 and TR-NWT-000063;

c)

Nortel Networks Corporate Standard 157.0 ESD and Telcordia TR-NWT-870 1991, Issue 01on ESD protection.

d)

Nortel Networks’ then-current quality system procedures, as implemented under Section 6 of the Agreement, and  as it applies to Products in commercial service (e.g., quality procedures would not apply to products in use in beta testing or product trials).  Nortel Networks will notify Seller of any changes in Nortel Networks’ quality system procedures. Nortel Networks and Seller will discuss the changes in the notice and any additional cost Seller would incur to comply with the changes within 90 days of the date of the notice.  Upon Nortel Networks’ request and agreement to pay additional costs, if any, related to implementing the changes, Seller will implement the changes within 90 days of the date of notice; provided, however, absent an agreement, Seller will not be obligated to make the changes.  Notwithstanding the preceding, Seller agrees to obtain industry standards certifications, as requested by Nortel Networks under Section 6.1of the Agreement, without additional charge to Nortel Networks; provided, Seller has agreed that a commercial purpose exists for Seller to obtain certification. With respect to changes in industry standards under which Seller is certified, at no additional charge to Nortel Networks, Seller will implement the changes in the time period prescribed by the applicable standards governing body for implementing the change.

e)

Telcordia's GR-CORE-14211995, Issue 02, TR-NWT-000063 and TR-NWT-870, 1991, Issue 01; American Society for Testing & Materials-ASTM D-4196 Performance Testing Of Shipping Containers and Systems; and, Telecordia (Bellcore) GR 63-Core Network Equipment Building Systems (NEBS) requirements: Physical Protection.

f)

Labeling - Electronic Industries and Association Specification EIA-556B (Outer shipping container Bar Code Label Standard); and, Telecommunications Industry Forum 93-002 Implementation Guide to Packaging and Labeling.

If Seller approves of modifications requested by Nortel Networks, Seller will modify the packing boxes’ size and external markings (including branding).

B.

LABEL REQUIREMENTS – Product labels must include the following:

Once the unit is repaired (a) the CPC prefix would change from “A0” (e.g., AO23456) to “AR” (i.e., the example would change to AR23456), (b) the repair date would be stamped under the manufacture date.

III

COUNTRY OF ORIGIN PRODUCT AND PACKAGING MARKING

1.

Product Marking for Country of Origin - All Products supplied to Nortel Networks or its customers must be marked in accordance with the applicable World Trade Organization and country~~-~~specific marking regulations.

2.

Product Packaging with Country of Origin - The Product packaging must be marked in accordance with the World Trade Organization and country specific governmental marking regulations. The country of origin shown on the packaging must agree with the Product marking. If the Product packaging contains composite items, each item must be marked, and the packaging must include a statement that lists the country of origin of the items contained in the packaging.

3.

Container Marking - If a container is packed with product of different origins, Seller agrees to mark the container with a marking statement that lists all the countries of origin of the items packed within the container or with the statement confirming “multiple origins contained”.  If Seller is required to reuse containers, the container itself must be marked with the containers origin.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT C

REPAIRS AND TECHNICAL ASSISTANCE RATES

1.     Technical Support Rates – Seller’s charges for providing Technical Support Services for Products will be as determined below under Section 1.1 for remote services and Section 1.2 for on-site services.  For purposes of this Section 1, “Years of Support” is a period of time specified in the matrix below that begins with Product Acceptance of each major Software release used in conjunction with a Product.

1.1

Remote Technical Services – At Nortel Networks’ request Seller will provide Nortel Networks with remote technical support services, as described in Section 3 of Exhibit H to this Agreement, under (a) Seller’s Standard Support Package (b) Seller’s Enhanced Support Package, or (c) Seller’s Standard Support Package with 24X7 support (“24x7 Support Package”).

1.1.1

Support Package Charges –  Seller’s basic charges for the support packages described in Section 1.1 will be calculated at the end of each calendar quarter during the Term.  As of the last day of the calendar quarter, for each support package and each Product group (e.g., Mediant products) (and in the case of 24X7 Support Package in each control protocol) supported under a package, Seller will calculate the total Price of all Products in the Product group (and, if applicable, each control protocol under each Product group) purchased by Nortel Networks since the Effective Date (“Product Group Cumulative Volume”).

(a)

Standard and Enhanced - For the Standard support Program and the Enhanced Support Program Seller will apply the Product Group Cumulative Volume to the matrix in Subsection 1.1.2 below to determine the percentage to be used in calculating the technical support charges that will apply retroactively for the calendar quarter just ending.  Seller will divide the resulting effective annual dollar charge by 4 to calculate the quarterly charge to invoice. For example, as of the end of the third quarter of the second year of the Term, if Nortel Networks’ Product Group Cumulative Volume for Mediant Product supported under the Standard Support Package were $ [*] and the Product Group Cumulative Volume for Mediant Products supported under the Enhanced Support Package were $[*] million, then the applicable percentages to be used would be [*]% and [*]% respectively. Applying the percentages in the examples, the basic charges Seller would invoice Nortel Networks for the quarter would be $[*] for the Standard Support Package and $[*] for the Enhanced Support Package (i.e., the effective annual charge divided by [*]).

(b)

24X7 Support Package - For the 24X7 Support Package only, Nortel Networks agrees that the applicable support charges will be determined by applying the Product Group Cumulative Volume on a per control protocol basis (i.e., a separate calculation for  each of MEGACO, SIP and TGCP/MGCP).  In that regard if the Product Group Cumulative Volume for one protocol for Mediant Products were $[*] million then Seller would invoice Nortel Networks for $[*] for the calendar quarter just ending (i.e., the effective annual charge divided by 4), based on the “greater than” requirement in the applicable matrix column in Subsection 1.1.2.

1.1.2

Determining  Remote Technical Support Charges -

Product Group Cumulative Volume per Support Package	Less than $[*]	$[*] through $[*]	$[*]through $[*]	$[*]or more
Standard Support Program	[*]%	[*]%	[*]%	[*]%
Enhanced Support Program	[*]%	[*]%	[*]%	[*]%

Product Group Cumulative Volume (per Control Protocol) per Support Package	Less than $[*]	$[*]through $[*]	$[*]through $[*]	$[*]or more
24x7 Support Package	$[*] per control protocol	$[*] per control protocol	[*]% or $[*] per control protocol (whichever is higher)	[*]% or $[*] per control protocol (whichever is higher)

1.1.3

Cumulative Total Support Program Charge –  Notwithstanding Subsection 1.1.1 above, during the Term, if the total of all Product Group Cumulative Totals for a support package exceeds $ [*] million, and until the total of all Product Group Cumulative Totals for the same support package equals $[*] million, Nortel Networks will not be obligated to pay (i) more than $[*] in support charges in each future calendar quarter for Standard Support Package; or, (ii) more than $[*] in total support charges for all control protocols in each future calendar quarter for the 24X7 Support Package.  When the total of all Product Group Cumulative Totals for each of the Standard and 24X7 Support Packages equals $[*] million or more, the parties will agree on the applicable percentage to be used to calculate future support charges for the applicable support package.  No maximum quarterly payment will apply to the Enhanced Support Program with respect to the package purchases exceeding $[*] million, unless otherwise agreed in writing by the parties.

1.2   On-Site Technical Services – During the term of this Agreement, Seller’s labor rates for providing on-site technical service for its Products, as described in Section 3.9 in Exhibit H,  will be U.S.$[*] per hour  with a minimum 3 hours chargeable per on-site visit . With respect to on-site repair travel and living expenses for Seller’s personnel who are requested to travel from Seller location to a Nortel Networks specified location, Seller will invoice Nortel Networks for such travel and living expenses provided that (a) the expenses are usual, customary, and reasonable and without mark-up of any kind (i.e., as invoiced by Seller’s third party provider or usual for travel related expenses), (b) do not exceed the Nortel Networks’ standard employee allowances for such travel.  When it requests on-site services, Nortel Networks will confirm in writing for Seller what Nortel Networks then-current, applicable standard allowances for travel and living expenses are for the location involved,  for example, CONUS per diem rates might apply to services provided in the U.S.

2.

FCA Repair Locations

AudioCodes Ltd.

Attention: RMA Department

4 HaHoresh Street

Yehud 56470

Israel

Tel: +972-3-539-4000

3.

Out of Warranty Replacement Service and Repairs

3.1

Replacement Service – At Nortel Networks’ request, Seller will deliver replacement Products, including FRU’s, after the expiration of the applicable Warranty Period.  Nortel Networks will pay freight expenses on the returned Product.  Seller will pay the freight expenses for the shipment of replacement Product.

1.1

No Fault Found – Charges for no-fault-found in Products submitted under Section 2.6 of Exhibit G of this Agreement  will be as defined in 3.3 below.

3.3

Out of Warranty Repair Services Rates

After the Product Warranty Period, provided a Product is not UTR (as defined in Exhibit G, Section 2.8), Seller will repair a Product based on the following matrix, and, if not included in the matrix, for a price to be agreed upon in writing by the parties. If a Product is UTR, then Nortel Networks may request Seller to replace the Product at the FRU prices set out below. If replacement prices are not included in the matrix, then Seller will replace Products for a price to be agreed upon in writing by the parties.  For units that have the same price in the FRU New Price column and FRU Repair Price Fee column, the implication is that the unit is not repairable.

Nortel PEC Number	Vendor Order #	Vendor FRU Description	FRU New Price	FRU Repair Fee	NFF Fee
START OF TP610 FRUs -
	TP-610A128XXHFU-0	TP610 128 Channels, Rear I/O, No Trunks	$ [*]	$[*]	$[*]
	TP610A192XXHFU-0	TP610 192 Channels, Rear I/O, No Trunks	$[*]	$[*]	$[*]
	TER/TP610A/No Spans/RJ-ETH	Transition Module	$[*]	$[*]	$[*]

START OF MEDIANT 2000 FRUs -

	Mediant2000/16Span/IP	VoIP Gateway with sixteen spans Ethernet connection to IP	[*]	$[*]	$[*]
	Mediant2000/4Span/IP	VoIP Gateway with four spans Ethernet connection to IP	[*]	$[*]	$[*]
	Mediant2000/2Span/IP	VoIP Gateway with two spans Ethernet connection to IP	[*]	$[*]	$[*]
	Mediant2000/1Span/IP	VoIP Gateway with single spans Ethernet connection to IP	[*]	$[*]	$[*]

	HW/SUN2060/CPU	SUN CPU 2060 with on board disk	$[*]	$[*]	$[*]
	HW/MOT5373/CPU	Motorola CPU 5375 with on board disk	$[*]	$[*]	$[*]
	TELX-16A	Dual Telco connector to 16XRJ-48 adaptor	$[*]	$[*]	[*]

3.4

Emergency Advance Exchange Charge

If Nortel Networks requests that Seller ship repaired Products or replacement Products directly to Nortel Networks’ customer, Seller will do so at Nortel's expense, but Seller will only charge Nortel Networks for its actual cost for shipping the Products (i.e., shipping price invoiced by its third party vendor, without mark-up).

4.

Training Fees

Seller’s training fee rate for providing Nortel Networks and its customers with Technical Training, as described in Section 1.1 in Exhibit H, for its Products is U.S. $[*] per day, including all applicable training materials for up to 12 participants. Travel and living for Seller’s trainers who are requested to travel from Seller location to a Nortel Networks specified location will be paid by Nortel Networks provided that (a) the expenses are usual, customary, and reasonable and without mark-up of any kind (e.g., as invoiced by Seller’s third party provider), (b) do not exceed Nortel Networks’ allowances for such travel for its own employees. When it requests on-site services, Nortel Networks will confirm in writing for Seller what Nortel Networks then-current, applicable standard allowances for travel and living expenses are for the location involved,  for example, CONUS per diem rates might apply to services provided in the U.S.

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D R A F T

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EXHIBIT D

ACCEPTANCE PROGRAM

Nortel Networks may put a sample of each Seller product through its evaluation, qualification and acceptance program (Acceptance Program) to verify that the Seller product meets the Specifications.  Seller will provide Nortel Networks with (a) products for the Acceptance Program, and (b) any reasonable support required by Nortel Networks.   At least one of each new Seller product design and each mechanically different product design will go through the Acceptance Program.  Nortel Networks will make reasonable efforts to avoid testing design factors that a Seller product may have in common with previously accepted Products.

1.

Product Acceptance Dates –The parties will agree in writing on the Acceptance Test Program (ATP) and scheduled Acceptance date for each Seller product (Acceptance Date).

1.1

Prior to shipments of Products that will be placed in commercial service by a customer of Nortel Networks, Nortel Networks and Seller must complete Product Acceptance test of the Products or agree there will be no test program conducted with respect to the Products. Notwithstanding the preceding, with respect to Mediant and TP-610 Products, shipments of Products being placed in commercial service are deemed to be shipments of: a) greater than  [*] units of Mediant 2000 and b) greater than [*] units of TP-610 Products.  If Nortel Networks and Seller agree to waive the Acceptance Test Program, the Product will be deemed to have met Acceptance.

2.

Failure to Comply with Specifications – If a Seller product fails the Acceptance Program, Nortel Networks will notify Seller, identifying the problem.    Upon receipt of the notice, Seller will, at its expense, correct the problem by the Acceptance Date.  However, Nortel Networks is not obligated to accept a Product until Nortel Networks has verified to its satisfaction that the problem is resolved.

2.1

Recover Expenses – If a Seller product cannot pass the Acceptance Program by the Acceptance Date, Seller will refund to Nortel Networks the Price of the Product purchased by for the specific Acceptance Test Program for the failed product.  If the Seller has a functionally equivalent product, at its expense Seller will also provide Nortel Networks with a functionally equivalent product until the original Seller product successfully undergoes the Acceptance Test Program.  When the original Seller product successfully passes the Acceptance Program, at its expense, Seller will replace the functionally equivalent products with Products at its expense.

3.

Acceptance Report – Upon Acceptance Seller will provide Nortel Networks with a written report with the Product details, as requested by Nortel Networks (e.g., Product part number and current Product revision level).

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT E

CHANGES

1.

All Changes to products under this Agreement as a result of a product/process change notice (PCN) will be made in compliance with JEDEC standards including JESD46 and JESD48, as may be amended or replaced during the Term of this Agreement, including the following:

1.1

Seller will notify Nortel Networks of all product changes in accordance with the PCN process for all changes that affect form, fit and functions.

1.2

Timeframes for Notifications –  [*] days

1.3

Product Change Notice (PCN) Content-

At a minimum a PCN will contain the following data:

* - Notification Number (normally a PCN number) for traceability

* - Reason for the change

* - Description of the change

* - Sufficient information to allow for proper assessment of the change

* - Timeframe in which the change will take effect

* - Complete list of supplier's component impacted

* - How changed product can be identified

+ - Nortel identifying codes (i.e. CPC and ENGCODE) for items on the Nortel Database

+ - Identifying codes for those items used by Nortel that are still using `acquired' company codes

     (e.g. STC's 13 digit code, Bay Networks’ part id, etc.)

* - Supplier contact to answer questions about the change

* - Final date (not to exceed 15 days) for any feedback from Nortel indicating acceptance/acknowledgment of the change

* - LTB (last time buy) date

* - LTD (last time delivery) date

* - Any conditions that are being put on the change (LTQ [last time quota], etc.).

Notes:

Items identified with an "*" are deemed mandatory

Items identified with an "+" are deemed necessary for the Nortel user locations to help in the resolution of the PCN.  For additional detail reference Nortel Networks CS1528 change order process and CS1529 product change notice process,

It is absolutely necessary for suppliers to identify explicitly the master list of impacted parts. This requirement is the only method that will enable Nortel to assess the total impact of a change and know what the exposure is and not just the exposure for items that were purchased by Nortel in some defined timeframe.

Seller will notify Nortel Networks’ System Engineering and Quality Control Departments about a Change involving form, fit, function or performance (only if performance is degraded) within 14 working days after Seller’s authorizing it. The changes to which Paragraph 1 and Paragraph 3 refers will be as defined in what is tested in the Acceptance Procedure. The changes to which this paragraph refers will not include new Software revisions (either major on minor),as these new revisions are documented using a standard release notes, and as unlike HW modifications Nortel has the freedom to decide whether to use these new versions or stick with previous versions.  Seller will use the form attached to and incorporated in this Exhibit E as Attachment 1 to notify Nortel Networks (Change Notice).  The Change Notice will (a) comply with the requirements of JESD46-B for Mediant 2000 or Telcordia GR-209 for TP-610 Product, if applicable as stated in Exhibit E Section 3, (b) detail the reason for the Change, (c) describe the effect on the Product, (d) describe the effect if the Change is not implemented, (e) identify the planned implementation date, and (f) describe Seller’s plan for providing changed Products to Nortel Networks and its customers.

1.4

If Nortel Networks has not responded to a Change Notice within [*] business days of receipt, Seller may implement the Change.

2.

Within [*] days of receipt of Nortel Networks’ request for further justification for a Change, Seller will respond in writing with additional evidence or rely on the information included in the Change Notice.    If Nortel Networks disagrees with the evidence given, the parties will have [*]days from the date of the Change Notice to resolve the disagreement.  If not resolved at the end of the [*]days, Nortel Networks’ reasonable resolution of the disagreement will be the final resolution.  `

3.

At its expense Seller will make Class A or AC changes required by GR-209 (i.e., redesign and retrofit) to eliminate  material, service affecting defects in Products.   Seller will install the Class A or AC change at its expense in all installed and stocked Products through the retrofit program that Nortel Networks negotiates with its customers, based on an implementation plan agreed upon in writing in advance by the parties.  Seller will implement the retrofit in no more than [*] days from the day of receiving the change notice. During its customer retrofit negotiations, Nortel Networks will use reasonable efforts to minimize Seller’s retrofit costs. The retrofit remedy will be in addition to any other remedies under the agreement.

3.1

On Seller’s request, Nortel Networks will give Seller Nortel Networks’  (a) Product Engineering Code, (b) Product release number, (c) CLEI Product code for each retrofitted Product and (d) any other information regarding the defect or failure deemed relevant by the Seller.  On Nortel Networks’ request, the information will be stamped on the Products or in the case of the TP1610 may need to be tagged, not stamped due to space restrictions on the Products.

4.

Within [*] business days of Acceptance of a changed Product, Seller will update the Acceptance report described in Exhibit D.

5.

At any time Seller updates a Product to a new release, the Product will be stamped with a product code that clearly identifies product version and identifies the new release separately, next to the serial number, for purposes of distinguishing it from previous releases of the Product.

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D R A F T

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ATTACHMENT 1

to Exhibit E

Product Change Notice

Background Data

Product:	PCN No.:
Current Product Version Config. :	New Product Version Config. :
Reference: ECR/ECO #

PCN Data

Change description:
Affecting: Fit Form Function
Type of change: Hardware Software Firmware
Reason for the change:
Compatibility:
Effective:
Does preliminary customer approval required? No Yes
Comments:
Contact person:

Approvals

Title	Name	Signature	Date
Product Manager
V.P. Product Management
V.P. Customer Support

Distribution:

 FAEs:

 Sales:

 B.C.s:

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D R A F T

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EXHIBIT F

MONTHLY REPORTS

Unless otherwise agreed by the parties, Seller will only be obligated to provide the reports described in this Exhibit F to the Nortel Networks points of contact in that regard, as identified from time to time by Nortel Networks to Seller.

1.

Monthly Reports: Repaired Products - By the 21st day of each month during the Term Seller will provide a Repair Failure Analysis Report and a Unit Failure Analysis Report to Nortel Networks’ designated repair, quality control and product brand managers.

All occurrences of Product failure in the field, analysis results, corrective actions and implementation plans will be included in the monthly report, including:

(a)

Number of Products delivered and number of Products returned in the previous month.

(b)

Number of Products delivered and number of Products returned year to date.

(c)

Number of Products delivered and number of Products returned to date.

(d)

Number of replacement devices provided in the current month and the same on a cumulative basis.

(e)

Post Repair Information for Products sent for repair by Nortel Networks based on compiling Product information from Seller’s repair reports on a defect-by defect basis (e.g., information  for each specific defect noted during the previous month, including number of replacements, cumulative time since delivery [in months])

(f)

Trend chart using a time of replacement rate value (RpR)

(g)

Actual mean-time-between-failure (MTBF) measurement: The actual annualized MTBF will be calculated from the cumulative replacement rate recorded monthly.

(h)

On Time service level for (i) repair and return, (ii) retrofit, (iii) fast cycle failure analysis (FCFA), and  (iv) return material authorization (RMA).

2.

Minimum Field Baseline Report - On the 21st day of each month after the date the Products pass the Acceptance Program, Seller will provide to Nortel Networks’ designated repair, quality control and product brand managers a Minimum Field Baseline Report with the minimum applicable release level number for the in-service operation of the Products and the release level of new Products shipped during the previous month.  For each Hardware and Software release the report will detail the (a) the contents of the release, (b) backward and forward compatibility, (c) ability to upgrade the release, (d) any other information reasonably requested by Nortel Networks.

3.

General Business Report - On the 21st day of each month after the date the Products pass the Acceptance Program, Seller will provide to Nortel Networks’ designated repair, quality control and product brand managers a General Business Report. On a per PEC basis, the report will detail the

(a)

Number of Products delivered to Nortel Networks in the previous month.

(b)

Total business in dollars delivered to Nortel Networks in the previous month.

(c)

Number of Products delivered year to date to Nortel Networks.

(d)

Total business in dollars delivered year to date to Nortel Networks.

(e)

Number of Products delivered to date to Nortel Networks.

(f)

Total business in dollars delivered to date to Nortel Networks.

(g)

Total number of shipments that were missed or delivered short by Seller in the previous month.

(h)

Price in effect in the previous and current months.

(i)

Prices paid for Nortel Networks proprietary components in the last month.

(j)

Total number of problem resolution system (PRS reports ) and customer service requests (CSR) raised in the previous month on the Products and a summary of each problem.

(k)

Total number of calls received from the Nortel Networks Customer Service center in the previous month.

(l)   Scorecard metrics, consisting of:

(i)

Delivery performance – percentage of Product delivered on time to Nortel Networks for the month

(ii)

Cost reduction performance –actual cost vs. cost reduction targets

(iii)

TL9000 return rates

•

DOA/ELF return rates First year return rates

•

Long term return rates

4.

Repair Failure Analysis Report

For Products being repaired Seller will track each Product by its PEC and unique serial number throughout the repair process.  Seller will maintain and provide to Nortel Networks at Nortel Networks request repair failure analysis data in the form of an electronic file (e.g. Word or Excel file), partially including, but not limited to, the information set out in the matrix below. At a minimum Seller will provide the failure repair data described in the EDI fields listed under “Field Name” in the matrix set out in and in the manner required under the terms of Attachment 1, attached to and incorporated in this Exhibit F, including any updates and amendments that may be communicated during the Term to Seller by Nortel Networks.  However, Seller will not be obligated to provide the information in the EDI format before the expiration of 90 days from the Effective Date.

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D R A F T

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ATTACHMENT 1

TO EXHIBIT F

ELECTRONIC DATA SPECIFICATIONS

SELLER FAILURE DATA

20 DATA ELEMENT SPECIFICATION

♦

All fields are variable length with the delimiter being “|”.  Most fields are 100 characters.  However, when repair data loads into QDM, the vendor field and part number field merge for a combined total of 100 characters.  Currently, if more than 100 characters are entered between the vendor and part number fields, data is lost.

♦

File is an ASCII, Word or other electronic text file.

♦

The repair data file that each Contractor submits should be called “I_repair_(your contractor name)_datetime.dat” (e.g.:  I_repair_Contractor_200005101330.dat).

Which translates to I_repair_Contractor_May 10, 2000 1:30pm = YYYYMMDDHHMM.

♦

Ensure that the repair failure data is an accurate first-hand account of the technician who witnessed the actual data as it was generated the test/debug repair process within the parameters of the 20 data fields set forth in this procedure.

♦

Do not skip fields.  Each line item must have 20 data fields.  If a field is “not applicable” or “not available” do not leave the field blank, either enter “NA” or add a “|” to act as a placeholder.

♦

Post file on your FTP site.  Provide Nortel Networks with FTP Address, Username, Password and File Path.

The 20 Data Fields are:

#	Field Name	Data Type	Required	Reject
1	RA_NO	Character (R******-*) or (R*********)	Yes	Yes
2	RA_LINE_NO	Character	Yes	Yes
3	MODEL_ RECEIVED	Character	Yes	No
4	SERIAL_NO	Character	Yes	No
5	INCOMING_REV_NO	Character	Yes	No
6	INCOMING_AGENT_REV	Character	If Applicable	No
7	RECEIVE_DATE	Date (DD-MON-YYYY)	Yes	No
8	REPAIR_DATE	Date (DD-MON-YYYY)	Yes	No
9	MODEL_ REPAIRED	Character	Yes	No
10	TEST_RESULTS	Character	Conditional	No
11	TEST_STAGE_FAILURE	Character	Conditional	No
12	PROBLEM_CODE	Character	Yes	Yes
13	REPAIR_LOCATION	Character	Conditional	No
14	COMPONENT_PART_NO	Character	Conditional	No
15	COMPONENT_MANUFACTURER	Character	Conditional	No
16	COMPONENT_DATE_CODE	Character	Conditional	No
17	OUTGOING_REV_NO	Character	Yes	No
18	REPAIR_FACILITY	Character	Yes	No
19	SCRAP_CODE	Character	Conditional	No
20	COMMENTS	Character	No	No

NOTE: Conditional fields are dependant upon the entry of a problem code.

PROCESS   Detail Information for reporting 20 data fields:

Field 1.

RA_NO:   RMA Number of the returned part (e.g.:  R123456-1 or R123456789 or RA12345678 (the A can be any letter A-Z).

•

RMA information must be exact to be accepted by QDM.

•

RA numbers cannot be prefixed with a zero (can not be –01)

Field 2.

RA_LINE_NO:  Line Number of Nortel Networks RMA.

•

If Clarify RA (R123456-1), Line Number usually is a default of (-1)

•

Regular D1 10 digit RMAs can have over 100 line items.

•

Each line item listed for a D1 RMA indicates a specific piece of material and serial number. RMA information must be exact in the repair data report. If not, the data feed will be rejected.

•

RA line items cannot be prefixed with a zero (can not be –01)

Field 3.

MODEL_ RECEIVED:  Nortel Networks model number or part number of unit received.   (Such as: DM1401062, AG1004001, 114368-64, etc.).

•

Model number or Part Number along with the Serial Number listed on the D1 RMA must match exactly.  If not, the data feed will be rejected.

Field 4.

SERIAL_NOs:  Full Serial Number(s) of the received part(s). (e.g.: JBS222022). (need mechanism to supply more than a single SN but rather a quantity and multiple serial numbers)

•

The Model number or Part Number along with the Serial Number listed on the D1 RMA must match exactly.  If not, the data feed will be rejected.

Field 5.

INCOMING_REV_NO:  Functional Numeric Hardware Revision.

•

Revision Register of received part listed on Assembly level BOM.

•

Can also be alphanumeric.

•

Or, if not present on Assy BOM, use the Sub-assembly level Mother Board BOM revision.

Field 6.

INCOMING_AGENT_REV:  Revision level of the Operating Software / Agent Code of the received part, if applicable.

Field 7.

RECEIVE_DATE:  Date part was received at repair vendor.

•

Must be in this format: (10-MAY-2002)

Field 8.

REPAIR_DATE:  Date repair was completed.

•

Must be in this format (10-MAY-2002). This date must be equal to or greater than the receive date.

Field 9.

MODEL_ REPAIRED:  Nortel Networks model number or part number of unit repaired.  (Such as: DM1401062, AG1004001, 114368-64 etc…).

•

Model number or Part Number along with the Serial Number listed on the D1 RMA must match exactly to what was transmitted on the EDI 864 feed.

Field 10.

TEST_RESULTS:  Specific description of the step of the test that the part failed during the repair test process (e.g.: PPX Floating 1 RX Address Bit Test, No lights at Boot up, Power Supply failure).

Note: This is the actual failed test or results observed from the test stage failure noted in field 11.

Field 11.

TEST_STAGE_FAILURE:  The stage in the repair process where the part failed.

•

If material fails at multiple stages, use more than one code in this field such as: FUNCTIONAL TEST / BURN-IN or INCOMING INSPECTION / FUNCTIONAL TEST etc….

Required if the Problem Code listed in item # 12 is: DEFECTIVE,

MULTIPLE, SOLDER, BARE BD, DAMAGED, INSTALL WR.

Approved Test Stage Failure codes:

Description	Code
Incoming Inspection: At receipt, fails for condition of packaging or material. Or, for incorrect PEC code (model number) or incorrect RMA number.	INCINSP
Cosmetics: Fails due to cosmetic damage such as; scratches, dents, burns, overall appearance of the unit.	COSMETIC

Pre-Test: Fails Self test without any update to hardware, firmware or configuration.   Parameters were not reset to "default" prior to conducting initial testing.  This may limit the initial testing to power-up and self-test depending on the specific pre-test procedure written for the part being tested.

PRETEST
Power-Up: Failed to turn-on/ boot-up when power switch was engaged. Check voltage level outputs, fan operation.	POWERUP
Internal Diags: Fails memory test, various I/Os tests, loop back tests, internal communication between PC Boards and devices (flash cards, EPROM’s, ASICs etc.).	INTDIAGS
Functional Test: Fails functional test when testing unit for functional defects during standard test process.	FUNCTEST
Environmental Stress Test Specialized test required on some products in repair. Test unit fails under various stress conditions such as hot or cold, voltage margining, load, etc.	ESS
System Test: Configured unit failed in a customer like environment by running traffic or exerciser.	SYSTEST
Burn-In: Configured unit failed in a customer like environment after an extended amount of time, as dictated by test procedure.	BURNIN
Hi-Pot: Failed Test for incorrect or improper grounding or voltage thresholds as dictated by design engineering and safety agency requirements.	HIPOT
Final Inspection: Quality inspection of a finished unit against established Nortel Networks procedures and documentation to ensure that it is correct.	FINLINSP

Field 12.

PROBLEM_CODE:  Problem Code which categorizes root cause of the repair. The parties will work together to align additional problem categories and codes.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

Description	Code
BARE BD – Bare Board Defect (e.g.: etch open & short, delamination, warpage, burning, charring, board edge broken off, etc.).	BAREBD
Physical damage due to handling (e.g. broken connectors, sockets, flash card holders, components, etc.).	DAMAGED
DEFECTIVE – Functional failure of a component or sub-assy (e.g. I.C, Eprom, Capacitor, resistor, battery, power supply, missing component, switch settings incorrect, hard drive, fan assy, etc.).	DEFCTVE

SOFTWARE CORRUPTED: Fail: Action during set up, installation, or operation that caused the data to be corrupted.  Improper power shut down, corrupted file transfer, improper software download, power failure during transfer, wrong file loaded, wrong version installed.

SWCORRPT
HARD DRIVE CORRUPT- Failure: Corrupted by improper shut down, power failure, virus, operating software crash.	HWCORRPT

Guilt by Association:  To be used when multiple PC boards or units are returned from a single event/customer, and only one piece of material is found to be defective.  The balance of the material, if no defects are found, is to be coded GBA.

GBA
INSTALL WR – Installed Wrong: A component was installed wrong or an EC was applied incorrectly prior to the current repair activity at the 3rd Party repair vendor.	INSTWR

NO FAULT – No Fault Found:  Applies to return material, where inspection or test has been performed, but a problem was not found, and a functional EC Upgrade to hardware or software was not implemented. NOTE: Please do not use No Fault when a functional EC has been installed. (See DEFECTIVE-UPGRADE or NFF-UPGRADE)

NOFAULT
DEFECTIVE-UPGRADE – Must be used if a functional EC Upgrade is installed which fixes a failed printed circuit board or complete unit.	DEFUPGRD
NFF-UPGRADE— Must be used if a printed circuit board or unit tests with no fault but a functional EC Upgrade is installed.	NFFUPGRD

PURGE/ECO/TSB/CSB - Must be used when required by a Nortel Purge or Deviation to perform any rework or repair on a product that is not covered by an EC at the time of repair.  NOTE: Material processed due to Nortel Networks Purge or Deviation cannot be coded as NO FAULT

PETB
Missing Solder	MISSSLDR
Solder Short	SLDRSHRT
Solder Open	SLDROPEN
Pin Holes	PINHOLES
Cold Solder	COLDSLDR
Solder Balls	SLDRBALL
Solder Spikes	SLDRSPKS
Solder Flood	SLDRFLD
Excessive Solder	EXCSLDR
For material that is moved into MRB for subsequent review by a Nortel Technical Support Engineer.	SCRAP

NOTE: Material processed due to Nortel Networks Purge or Deviation cannot be coded as NO FAULT. Use COMMENTS (field #20) to note the Purge or Deviation number that you are implementing.

Field 13.

REPAIR_LOCATION:  Reference designator (e.g.:  U12, P/S) that indicates the board location of the failed component that caused the original failure specified in the TEST_RESULTS field.

Required if Problem Code is: DEFECTIVE, MULTIPLE, SOLDER, BARE BD, DAMAGED, INSTALL WR.

•

Note: When multiple entries are made in Field 13, 14, 15 and 16, they must be corresponding and separated by commas.

(e.g. U7, T2, R204)

Note: Not Required if Problem Code is:  NO FAULT, NFF-UPGRADE.

Field 14.

COMPONENT_PART_NO:  The Nortel Networks part number of the failed component specified in the REPAIR_LOCATION field.  Note: Seller will provide component part numbers to Nortel Networks for board-level parts but not electronic components on the board.

Required if Problem Code is: DEFECTIVE, MULTIPLE, DAMAGED.

•

Note: When multiple entries are made in Field 13, 14, 15 and 16, they must be corresponding and separated by commas.

(e.g.:  112412, 101231, 100496)

Note: Not Required if Problem Code is:  NO FAULT, NFF-UPGRADE.

Field 15.

COMPONENT_MANUFACTURER:  Manufacturer (e.g.:  AMD, LSI) of the failed component specified in the REPAIR_LOCATION field.

Required if Problem Code is: DEFECTIVE, MULTIPLE, DAMAGED.

•

Note: When multiple entries are made in Field 13, 14, 15 and 16, they must be corresponding and separated by commas.

(e.g.:  AMD, Level 1, N/A)

Note: Not Required if Problem Code:  NO FAULT, NFF-UPGRADE.

Field 16.

COMPONENT_DATE_CODE:  Date code (e.g.:  9912, 9834) of the failed component specified in the REPAIR_LOCATION field.

Required if Problem Code: DEFECTIVE, MULTIPLE, DAMAGED

•

Mfg date code is usually a four-digit number containing the year of manufacture and the week of manufacture.

•

Leading zeros should be included in the date code (e.g.: 0015)

•

Note: When multiple entries are made in Field 13, 14, 15 and 16, they must be corresponding and separated by commas.

(e.g.:  9905, 0104, N/A)

Note: Not Required if Problem Code:  NO FAULT, NFF-UPGRADE.

Field 17.

OUTGOING_REV_NO:  Functional Numeric Hardware Revision:

•

Revision register of the returned part after repair and EC update has been completed. Listed on the Assy level BOM.

•

Can be alphanumeric.

•

Or, if not present on Assy BOM, use the Sub-assembly level Mother Board BOM revision.

Field 18.

REPAIR_FACILITY:  Name of repair facility completing repair.

Field 19.

SCRAP_CODE:  Code A through H based on definitions below. (Seller needs copy of this document to determine the values)

Scrap Code A - Nortel Networks Directed Excess/Obsolete Stock

Scrap Code B - Nortel Networks Directed Purged Stock

Scrap Code C - Third Time Returned as No Fault Found with no other work done

Scrap Code D - Physical Damage

Scrap Code E - Uneconomical to Repair

Scrap Code F - Unable to Repair

Scrap Code G – Prototype or Pilot Unit

Scrap Code H – Unable to obtain repair part

Field 20.

COMMENTS:  Miscellaneous information such as Purge, Deviation numbers and descriptions. This is a free form text data field.  If the unit / board has a Manufacturing Date Code, please enter it in this field. Enter in this field any further explanations that cannot be placed in one of the other 19 data fields.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT G

HARDWARE WARRANTY AND POST WARRANTY SUPPORT

References to Telcordia or Nortel Networks proprietary telecommunications standards in this Exhibit G will include amendments and replacements of the standards, as they occur from time to time during the Term.

1.

REPAIR PROCEDURE

1.1

If Nortel Networks has purchased the 24X7 Support Package described in Exhibit H for a given Product, Seller will give Nortel Networks a return material authorization (RMA) number within  [*] of receipt of Nortel Networks’ notice of a defective Hardware (component of the Product) and will notify Nortel Networks about the FCA repair location to which Nortel Networks will ship defective Hardware.  If Nortel Networks does not purchase the 24X7 Support Package described in Exhibit H, Seller will provide Nortel Networks with an RMA number within [*] business days of receipt of notice.  Nortel Networks will mark the return shipping package with the RMA number.  The parties will agree in writing on a procedure for return of Hardware for repair.  The agreed procedure will be attached to and incorporated into this Exhibit G as Attachment 1.

1.2

Nortel Networks will ship RMA Hardware to Seller, freight prepaid and reasonably insured.  Nortel Networks will prepare export documentation, showing Nortel Networks’ ownership of the RMA Hardware and complying with the preferential trade requirements in Section 23.2 (Preferential Trade Agreement - Procedures) of the Agreement.  The following information with Hardware returned to Seller for Repair Services:

(a)

Nortel Networks’ name and complete address;

(b)

quantities and model numbers of Hardware being delivered for repair;

(c)

the nature of the defect or failure, if known;

(d)

Purchase Order number under which repairs are to be made, if Hardware is no longer under warranty;

(e)

name(s) and telephone number(s) of Nortel Networks’ point of contact concerning the Repair Services requested;

(f)

ship-to address or Nortel Networks’ location for return of repaired or replacement Hardware; and,

(g)

whether or not returned Hardware are under warranty.

1.3

Seller will date stamp each repaired and returned Hardware with the repair date and type of repair “pre fix” as per Telcordia GR-209 and the Specifications for the TP-610 Product (and for the Mediant 2000 Products, as per JESD46-B). Hardware repaired by Seller will be stamped as per Telcordia GR-78-CORE at a readily visible location on the unit.  Board level Products may have such stamps placed on accompanying documentation instead.

1.4

On receipt of notice of a defective Hardware, Seller will notify Nortel Networks about (a) its point of contact for the Repair Service requested, and (b) any special packing for Hardware returns.

1.5

Seller’s invoice to Nortel Networks for out-of-warranty repairs will contain:

(a)

Nortel Networks’ PO number for the Repair Services;

(b)

the quantities and the PEC number of Hardware repaired and associated repair charges;

(c)

the applicable sales or excise taxes;

(d)

the total amount payable; and,

(e)

the address to which payment should be made.

Upon request a description of the repairs carried out shall be provided to Nortel Networks.

1.6

Seller will deliver repaired Hardware and replacements to Nortel Networks’ designated location, freight prepaid and reasonably insured.  Seller will prepare export documentation, showing Nortel Networks’ ownership of the RMA Hardware and complying with Preferential Trade Agreement requirements.

2.

REPAIR AND REPLACEMENT SERVICES

2.1

Spares

2.1.1

Seller is not responsible for providing Nortel Networks’ customers with the necessary spare parts/ units required for immediate Hardware replacement.

2.1.2

At Seller’s factory or at a location agreed on by the parties, Seller will store the Repair Services Pool.  The quantity of spares will be agreed on in writing by the parties, based on the (a) volume of Hardware delivered, (b) the applicable mean time between failure rates, and (c) Nortel Networks’ desire to provide its customers with immediate Hardware replacement.  Seller will not use the Repair Services Pool for retrofits or upgrades.  The parties may agree in writing to change the quantity of spares, based on changes in the installed base of Hardware.

2.1.3

At all times Seller will maintain the agreed quantity of spares in the Repair Services Pool.  Spares added to the Repair Services Pool will (a) be functionally equal or better than the inventory being replenished, (b) be backward compatible, and (c) meet the minimum field baseline.  Seller may provide new Hardware as spares.

2.2

Information about the status of Hardware being repaired will be included in the Monthly Report described in Subsection 6.2.3 of the Agreement.

2.3

Product Repair Service Process – Seller will:

(a)

ship repaired Hardware freight and insurance prepaid;

(b)

track any defective Hardware by its unique serial number throughout the repair process;

(a)

repair and update the Hardware to the minimum field baseline;

(b)

return the same Hardware shipped by Nortel Networks for repair.  If the returned Hardware’s serial number has changed, Seller will put the following on repair tag originally provided by Nortel Networks: (i) old serial number, (ii) new serial number and (iii) reason(s) for change; and,

(e)

complete the Same-for-Same process within [*]calendar days of having received up to [*] units of  the defective Hardware at Seller’s repair facility.

2.4

Fast Cycle Failure Analysis - At Nortel Networks’ request and Seller’s expense, Seller will perform a Fast Cycle Failure Analysis (FCFA) related to Hardware defects that are material, service affecting defects.  Seller will issue a separate RMA number for each Hardware returned for an FCFA.  As part of the FCFA, Seller will:

(a)

perform a detailed root cause analysis of the problem, using the engineering tools required to find the cause of the failure  (e.g.,  Environment Stress Screening [ESS]);

(b)

track any defective Hardware by its serial number throughout the repair process;

(a)

repair and update the Hardware to the minimum field baseline;

(b)

return the same Hardware shipped by Nortel Networks for repair.  If the returned Hardware’s serial number has changed, Seller will put the following on repair tag originally provided by Nortel Networks and in the FCFA report: (i) old serial number, (ii) new serial number and (iii) reason(s) for change.  Seller will not upgrade or repair Hardware going through an FCFA until the Products successfully complete the FCFA test cycle.

(e)

return repaired Hardware with a written report, documenting all FCFA findings;

(f)

make reasonable efforts complete the FCFA process within [*]consecutive days after receiving the defective Hardware;

(g)

notify Nortel Networks about the return shipping information (e.g., the date shipped, carrier, waybill number); and,

(h)

change the Hardware to eliminate Hardware deficiencies found during the FCFA.

2.5

DO/ELF Hardware - Products that become defective within the first  [*] days of use by Nortel Networks’ customer will be referred to as Dead On Arrival (DOA) or Early Life Failure (ELF).  Nortel Networks will return the DOA/ELF Hardware to Seller with the RMA documentation.  At its expense Seller will perform a root cause analysis on returned DOA/ELF Hardware. The root cause analysis will consist of functional tests and ESS.

a.1.1

After testing, Seller will repair, re-furbish, upgrade (to the latest version or release), stamp (with the repair date) and return the Hardware to Nortel Networks.  Returned DOA/ELF Hardware will be considered new Hardware.  Within 30 days of Nortel Networks’ notice, Seller will do a root cause analysis and implement a plan of correction if the rate of failure of a DOA/ELF Hardware exceeds [*] percent ([*]%) of the Hardware’s return rate (RR) defined in the Specifications. Seller will update Nortel Networks in writing with the findings of the root cause analysis as well as with the corrective plan of action.

2.6

No Fault Found

2.6.1

Seller may invoice Nortel Networks if no fault is found in the returned Hardware (NFF).   The invoice will be Seller’ then-current charges for full functional tests and ESS, as set out in Exhibit C, and a reasonable charge for return freight.  Seller will return the Products to Nortel Networks, using Nortel Networks’ chosen carrier.  Seller will take no more than [*] days from the later of its receipt of Nortel Networks’ PO or the returned Hardware to test the Hardware and return them to Nortel Networks.

2.6.2

If NFF Hardware are more than [*] percent ([*]%) of the Hardware RRs, after Seller has shipped to Nortel Networks [*] units of a specific Hardware, as defined in the Specifications, Seller will (a) perform a root cause analysis, and (b) implement a plan to correct the NFF occurrences within [*] days of reaching the [*]% level.   Seller will include the analysis results and the plan in the Monthly Report described in Subsection 6.2.3 of the Agreement.

2.7

Reimburse Expenses - If the repair turn around time (TAT) (a) for an out of warranty Hardware exceeds the agreed to TAT threshold, Seller will not charge Nortel Networks for the repair, and (b) for an  in-warranty defective Product Seller will credit Nortel Networks in the amount of the FRU price.

2.8

Uneconomical To Repair - The Seller will promptly notify Nortel Networks of any returned Hardware that is UTR in the opinion of the Seller.  However, a Hardware will only be UTR if Nortel Networks and Seller agree in writing that it is UTR.  Seller will return UTR Hardware to Nortel Networks at the expense of the party that agrees to cover the cost of the return in the written agreement characterizing the Hardware as UTR.

3.

LONG TERM SUPPORT - For discontinued Hardware, Seller will make available repair services for Hardware until the earlier of the expiration of [*] years from the effective date of termination of the Agreement or [*] years from the effective date of discontinuation of the Hardware version.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT G

ATTACHMENT 1

SELLER’S PROCEDURE FOR RETURN OF PRODUCTS FOR REPAIR

(In this Attachment 1 “Customer” means the Nortel Networks entity purchasing the Product and Seller will be known as “AudioCodes.”) If the terms and conditions of this Attachment 1 conflict with the terms and conditions of the body of Exhibit G, the terms and conditions of the body of Exhibit G will prevail.

RMA - Instructions to Customer

Customer satisfaction is one of the main objectives in AudioCodes’ business strategy. We believe a thorough and quick response to customer needs is highly important in achieving this objective.

In the event that AudioCodes’ product is malfunctioning, please act as follows:

1.

Contact your regional AudioCodes’ Customer Support, preferably by an e-mail, and report the event. Based on the data you supply, and possibly some more testing, Customer Support will verify with you that indeed an RMA is required. If approved, the RMA process will continue. If the request is not approved AudioCodes will notify you of the reason why.

2.

You are kindly requested to fill out an RMA Defective Product Report form or RMA-Defective Chip Report form, as applicable. Please contact your local AudioCodes sales office for a copy of these forms. If necessary Customer Support will help you fill out the form.

Note: It is extremely important to fill out the form in detail. The more data Nortel Networks supplies, the faster AudioCodes will be able to process the RMA.

3.

If the product is still under warranty, your regional AudioCodes’ Sales Administrator will provide Nortel Networks with an RMA number and shipping instructions.

4.

If the product is out of the warranty period, or the failure was not due to AudioCodes’ fault, Nortel Networks will be notified and receive a quotation for the repair cost. If Nortel Networks decides to repair the Product and accept the quotation, Nortel Networks will be asked to issue a Purchase Order for the repair. Upon PO receipt, the applicable regional AudioCodes’ Sales Administrator will provide Nortel Networks with an RMA number and shipping instructions.

5.

Carefully pack the RMA approved product and ship it according to the local office instructions. Please insert one copy of the RMA report form into the external FEDEX envelope, and one copy into the shipped box.

6.

Upon receipt at AudioCodes, an e-mail notification will be sent to you acknowledging receipt.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT H

TECHNICAL ASSISTANCE AND MARKETING SUPPORT

SELLER’S 24x7 SUPPORT PACKAGE

The terms and conditions set out in this Exhibit H also describe Seller’s Standard Support Package and Enhanced Support Package, unless otherwise stated herein.

1.

Training

1.1

Training During the Term - During the Term of the Agreement, at its expense, Seller will hold Product training sessions for Nortel Networks technicians.  The parties will agree on the number of sessions and participants.  During training, Seller will provide the Nortel Networks technicians with enough information to allow them to provide training to other Nortel Networks technicians and Nortel Networks’ customers.  For the duration of this Agreement, Seller grants Nortel the right to modify and republish training materials in accordance with the confidentiality provisions of this Agreement for the specific use of Nortel Networks training, including Nortel Networks using the materials and documentation to train its customers technical personnel.

 1.2

Additional training sessions would be provided subject to the fees defined in Section 4 in Exhibit C.

1.3

Supplemental Training Access During and After the Term - Supplementing training, Seller will provide trained Nortel Networks technicians with telephone access to Seller's technical personnel during regular business hours. Nortel Networks and Seller will agree in writing on a process for providing the telephone access and identifying the Seller personnel who will provide the training and the trained Nortel Networks technicians who will have the access to the supplemental training.

2.

Marketing Support  - During the Term, on Nortel Networks’ request,  [*] charge to Nortel Networks, Seller will endeavor to provide the following marketing support:

2.1

Assistance in providing Nortel Networks’ customers and potential customers with point by point responses to requests for quotations and requests for information concerning the Products.

2.2

Review and provide feedback on Product promotional material.

2.3

Provide non-operational demonstration units that look like the actual Products.

3.

Technical Support – During the Term and for [*] years after the termination of the Agreement, Seller will make available to Nortel Networks the technical support services described in this Article 3.  For discontinued Software, Seller will make available repair services for Software until the earlier of the expiration of [*] years from the effective date of termination of the Agreement or [*] years from the effective date of discontinuation of the Software version.

3.1

Definitions - As used in this Schedule, unless otherwise defined:

 "Critical Problem(s)" means any condition in a Product that renders the service or operation of the Product wholly unusable or inoperative and is due to non-conformance of the Product with its Specification or design defect.  Critical Problem includes, but is not limited to, loss of all transaction processing capability, significant reduction in capacity or traffic handling capability, any loss of safety or emergency capability, loss of the ability to perform automatic system reconfiguration, inability to restart a processor or the system, loss of billing capability, corruption of billing or system databases that requires service affecting corrective actions, loss of access to maintenance or recovery operations, or loss of the system's ability to provide any required Critical Problem or Major Problem notification.

"Major Problem(s)" means any condition in a Product that interferes with the ability of the Product to provide routine service or operation at all times due to non-conformance of the Product with its Specifications or design defect.  Major Problem includes, but is not limited to, any reduction in capacity or traffic, any loss of functional visibility or diagnostic capability, any loss of routine administrative activity, any significant degradation of the system's ability to provide maintenance or recovery operations, any significant degradation of the system's ability to provide any required Critical Problem or Major Problem notification, any significant increase in system related trouble reports by Nortel Networks’ customer, and any corruption of the system billing databases that does not result in service affecting corrective actions.

"Minor Problem(s)" means any condition in a Product that is not a Critical or Major Problem, but is a condition that affects the service or operation of a Product and is due to non-conformance of the Product with its Specifications or a design defect.  Without limiting the generality of the foregoing, Minor Problems shall include any defects or inaccuracies in the Product Documentation.

"Permanent Solution(s)" means a resolution to a Problem that, (a) causes the Product to conform with its Specifications, and (b) restores the service and operation of a Product without any loss of functionality.

 “Problem” means a Critical Problem, Major Problem or Minor Problem.

“Technical Support Services” means those Seller technical support services described in this Article 3.

"Work-Around(s)" means a temporary resolution for a Problem, which resolution to the extent technically possible can be implemented in the customer’s network without interruption of service or operation.

3.2

Technical Support Services - Seller must make available and provide to Nortel Networks those Technical Support Services necessary to ensure (a) the continued operation of the Product, (b) that the Product contains no design defects and that it remains in compliance with its Specifications (c) the Specifications remain complete and accurate, and (d) the Product remains free of Problems.  Nortel Networks will provide the first line of support to its customers

3.3

Priority Levels For Technical Support Services- Nortel Networks will categorize Problems and Seller will provide Technical Support Services according to the definitions in Section 3.1 above and the priority levels set forth in this Section 3.3.

3.3.1

Critical Problems:  Seller must work continuously, and must use all reasonable commercial efforts, until a Work-Around or a Permanent Solution is successfully implemented.  If a Permanent Solution is successfully implemented, but the Permanent Solution cannot be deployed in a Product operating in the Nortel Networks’ customer’s network without affecting service or operation, Seller will provide Nortel Networks with a Work-Around.  Seller will use commercially reasonable efforts to provide a Work-Around or Permanent Solution (subject to the restrictions described in the preceding sentence) within [*] hours of  a Critical Problem being reported to Seller by Nortel Networks; provided, however, for purposes of Seller’s Standard and Enhanced Support Packages, Seller will only be obligated to provide the Work-Around or Permanent Solution within [*] business days, rather than [*] hours.   If a Work-Around is successfully implemented, a Critical Problem shall be reclassified to a Major Problem.

3.3.2

Major Problems:  Seller must work continuously and must use all reasonable commercial efforts, until a Work-Around or Permanent Solution is successfully implemented.  If a Permanent Solution is successfully implemented, but the Permanent Solution cannot be deployed in a Product operating in Nortel Networks’ customer’s network without affecting service or operation, Seller will provide North with a Work-Around.  Seller will use commercially reasonable efforts to provide a Work-Around or Permanent Solution (subject to the restrictions described in the preceding sentence) within [*] calendar days of a Major Problem being reported to Seller by Nortel Networks.

3.3.3

Minor Problems:  Seller must use all reasonable commercial efforts to provide a Work-Around or Permanent Solution.  If a Permanent Solution is successfully implemented, but the Permanent Solution cannot be deployed in a Product operating in Nortel Networks’ customer’s network without affecting service or operation, Seller must provide Nortel Networks with a Work-Around.  Seller will endeavor to provide a Work-Around or a Permanent Solution (subject to the restrictions described in the preceding sentence) within [*] calendar days of a Minor Problem being reported to Seller by Nortel Networks.

3.3.4

Seller’s failure to reproduce a Problem on a Seller-specified reference machine will not prejudice or impact the attention that Seller gives to such Problem.

3.4

Delivery of Work-Arounds and Permanent Solutions

Permanent Solutions: Seller agrees to deliver a Permanent Solution to Nortel Networks as soon as reasonably possible.  If applicable, a Permanent Solution must include a patch for Software, if such patch can be deployed in a Product operating in Nortel Networks’ customer’s network without affecting service or operation.  The patch will be provided within the times described in Section 3.3 above. If such a patch cannot be provided, Seller will provide a Work-Around within the times described in Section 3.3.

3.5

Service Level Objective - The parties acknowledge the potentially idiosyncratic nature of any Problem in the Products.  While the response times in Section 3.3 constitute targeted goals of the Technical Support Services to be provided by Seller to Nortel Networks, the parties agree that Seller will use all reasonable commercial efforts to attempt to resolve any Problems within the target times specified in Section 3.3  (for the relevant priority level) [*] percent ([*]%) of the time.  Seller’s meeting the targeted times less than [*] percent ([*]%) of the time, but at least [*] percent ([*]%) of the time will not constitute a failure by Seller to perform a material provision of the Agreement.  For the purposes of compiling the statistical data, the parties shall ignore faults and defects ultimately found attributable to hardware and/or software not supplied by Seller.

3.6

Problem Reporting - For each request by Nortel Networks for Technical Support Services from Seller, Nortel Networks will provide Seller with a description ("Problem Report") of the Problem encountered and, -, any other information and/or access to software and or hardware reasonably requested by Seller, including by way of example a description of how to repeat the condition which brought about the Problem.  Nortel Networks will include the priority level, determined to be applicable in its sole discretion, in each Problem Report.  Seller will identify each outstanding issue relating to a Problem Report with a unique "Case Number" for tracking purposes.  Seller will communicate Case Numbers the Seller production manager responsible for the described Product within [*] of Seller’s receipt of the Problem Report.

3.7

Communications – Seller will provide unlimited, toll-free telephone support to Nortel Networks on issues relating to Products, as follows: (a) Seller will provide Nortel Networks with toll-free telephone access and support between the hours of [*]. EST and [*] p.m. EST Sunday through Friday; and, (b) 24 hours per day, 7 days a week, Seller will provide Nortel Networks with pager access and respond to Nortel Networks’ pages within [*] minutes of receiving a page.  Seller will provide Nortel Networks with two pager numbers (i.e., more than one person to access) with respect to the described pager with telephone response support.  One of the pager numbers must provide Nortel Networks with a Seller escalation party who Nortel Networks (a) may call if the other pager number does not respond as described and (b) can resolve support issues resulting from Nortel Networks’ initial contact with Seller’s support representative (e.g., engineers cannot decide on a timeframe for Problem resolution).  Seller will staff its telephone and pager support service with qualified technical representatives or persons with immediate access to qualified technical representatives with a detailed working knowledge of the Products.

Notwithstanding the preceding, under Seller’s Standard and Enhanced Support Packages, Seller will only be obligated to provide unlimited, toll-free telephone support to Nortel Networks on issues relating to Products between the hours of [*]a.m. eastern standard time (EST) and [*] p.m. EST, seven (7) days a week.  Seller will have no obligation to provide page access under the Standard and Enhanced Support Packages. Further, with respect to the two packages Seller will staff its telephone support service only with qualified technical representatives with a detailed working knowledge of the Products.

The parties may augment the telephone and pager communications described above with the use of facsimile transmission and secure electronic mail.

3.7.1

The Parties shall use reasonable efforts to establish security measures for the electronic exchange of Problem Reports and other information.

 3.8

Information – Once a month during the Term Seller will provide Nortel Networks with a report, listing the following information for Products sold to Nortel Networks that have experienced Problems reported and experienced by Nortel Networks: all known bugs, errors, or defects in the Product, and the classification of each; any resolutions or fixes; and any available Work-Arounds.  Seller’s failure to report a bug, error or defect that is not material and service affecting will not be a material breach of this Agreement.

3.8.1

Upon Nortel Networks’ request, Seller will provide a "Status Report" on any Problem logged for Nortel Networks; provided that Nortel Networks identifies the particular Problem by the Case Number assigned to it by Seller.  For Problems that have been resolved, the Status Report will include the Case Number, the closing resolution for the Problem, the expected date that a Permanent Solution will be released, and a description of any known Work-Around. For Problems that have not yet been resolved, the Status Report shall include the Case Number, a Problem resolution plan, and a description of any known Work-Around.  Each Problem logged for Nortel Networks will remain open until closure notification is received from Seller and accepted by Nortel Networks.

3.9

For the purpose of definition, the technical support services described in Sections 3.1 -3.8 are collectively defined as the Standard Support Program.

3.10

In addition to Seller’s obligations under this Exhibit H for providing its Enhanced Support Package, the Enhanced Support Package will include Seller’s providing  Nortel Networks with Major Software Version releases that include performance enhancements as well as additional features..

3.11

On-site Technical Service – If Nortel Networks requests the on-site presence of a qualified Seller technical support representative at a Nortel Networks location or customer site to diagnose and resolve a Problem, Seller will make reasonable efforts to have a qualified technical representative available at the location or site within the shortest time reasonably possible; provided that Nortel Networks reimburses Seller as provided in section 1.2 of Exhibit C.

3.12

Termination – Nortel Networks may cancel Technical Support for Products upon [*]days prior written notice to Seller.  Upon receipt of Nortel Networks’ notice, Seller will continue to provide Technical Support for the Products until the termination date specified in the notice.  Nortel Networks shall not be entitled to receive from Seller a refund of, or other credit for, the remainder of the applicable (annual or otherwise) Technical Support fee.

3.13

Technical Support Service Level Activities

Nortel Networks shall be responsible for Service Level 1 activities and Seller shall be responsible for Service Level 2 and Service Level 3 activities described below: Service Level 1 means handling all customer or end user contact.

A.

Level 1: Level 1 Support activities require a relatively low but broad degree of product expertise.  Level 1 support activities include, without limitation, the following activities:

(i)

Receipt and logging of customer problem calls

(ii)

Service entitlement verification

(i)

Provision of primary support for installation activities, including configuration problems, installation related problems, and post-installation reconfiguration.

(ii)

Problem verification

(v)

Problem classification as Hardware, Software, driver or configuration problems

(vi)

Troubleshooting using diagnostic utilities provided by OEM

(vii)

Attempted resolution of Software problems

(viii)

Response to frequently asked questions (“FAQ”) provided by OEM related to OEM Product

(ix)

Decoding of error messages and attempted provision of corrective action provided by OEM

(x)

Verification of software release level and distribution of updates if necessary

(xi)

Distribution of software updates and major releases to End-Users in accordance with Nortel Networks standard entitlement and distribution process.

B.

Level 2: Level 2 activities require (i) both broad and in-depth product expertise, including thorough knowledge of product interdependencies and relationships and (ii) problem determination, problem trouble-shooting, and the development of prevention plans and workarounds. Level 2 support activities also include, without limitation, the following activities:

(i)

Identification of code-level problems

(ii)

Gather and attempt to analyze trace information

(i)

Determination if the failure was caused by configuration or microcode

(ii)

Provision of Work Around where available

(iv)

Adherence to the escalation procedures agreed by both parties.

C.

Level 3: Level 3 Support activities require system engineering level technical support expertise and provision of timely and accurate (i) determination of product defects and (ii) resolution plans to Nortel Networks.  Level 3 Support activities also include, without limitation, the following:

(i)

Engineering Support

(ii)

Analysis of traces and processor dumps

(i)

Development, test and release of microcode corrections

(iv)

Permanent Solution

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT I

DOCUMENTATION

1.

Draft Product Documentation - For Nortel Networks’ review Seller will provide 1 hard copy and 1 electronic version of the Product Documentation, marked “Draft.”   Nortel Networks will provide Seller with comments (e.g., an ordering section) on the draft documentation within 2 weeks after receipt.   Seller will integrate Nortel Networks’ comments into the Product Documentation.   Seller will provide Nortel Networks with the final Product Documentation by the end of the corresponding Acceptance Program.  The Product Documentation will be revised as the Product is updated.

2.

Product Documentation at No Charge – Subject to Article 3 below, at its expense Seller will provide Nortel Networks Product Documentation with each Product.  The Product Documentation will include the Product descriptions, planning guides, operations manuals, installation manuals, and maintenance manuals normally provided by Seller to customers to facilitate the customers’ installation, use, and maintenance of the Products.

3.

Nortel Networks Standard Format – At its expense Seller will provide Nortel Networks with  (a) hard and electronic copies of Seller's marketing and product documentation (i.e., manuals, application notes and sales collateral), (b) technical assistance reasonably deemed necessary by Seller to be required by Nortel Networks to adapt Seller’s documentation to Nortel Networks’ standard format, (c) and updates of Seller’s documentation.

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D R A F T

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EXHIBIT J

TRADE AND SHIPPING REQUIREMENTS

1.

Preferential Trade Agreement - Seller will assist Nortel in performing all administrative actions necessary to qualify Products for preferential treatment under the rules of any trade treaty by completion of certificates of origin and distribution to the below Vastera address (Section 1.4.2), including, but not limited to the North American Free Trade Agreement, Canada Chile Free Trade Agreement, Canada Israel Free Trade Agreement, US Israel Free Trade Agreement, and EU-Mediterranean Agreement.

1.1

On a calendar quarter basis, where blanket certificates of origin are allowed, Seller will provide Vastera with a list of Products that do not qualify for the preferential treatment. On or before “December 1st” of each calendar year,  Seller will provide Vastera, Southfield Michigan with a valid blanket certificate for products that seller intends to sell to Nortel or it’s affiliates or Nortel’s end customers in the following calendar year.

1.2

Supplier will respond to Preferential Trade Agreement questionnaires in a timely manner concerning any certificates of origin issued and assist Nortel Networks in resolving product eligibility for preferential trade agreement qualification.

1.3

Seller agrees to notify Vastera at least 90 days in advance of any changes in Seller’s manufacturing process or supply chain that would impact the validity for any certificate of origin provided by Seller to Nortel Networks or its customers.  Seller will indemnify Nortel Networks under the Agreement against liabilities resulting from Nortel Networks’ Exporter’s Certificate of Origin being deemed invalid by a government authority and/or unavailable at time of export by the supplier.

1.4

In accordance with the trade agreement certificates of origin should be completed and distributed as follows:

1.4.1

Per Shipment - If an Exporter’s Certificate of Origin is prepared for each shipment, Seller will (a) retain the original Exporter’s Certificate of Origin (b) attach a copy of the Exporter’s Certificate of Origin to the customs/shipping documents for qualifying Products, and (c) mark the customs/shipping documents with: Copy of the Exporter’s Certificate of Origin attached.

1.4.2

Blanket Certificate of Origin - If a blanket Exporter’s Certificate of Origin is prepared, Seller will (a) retain the original Exporter’s Certificate of Origin  (b) mark the customs/shipping documents for the qualifying Product with: Copy of blanket Exporter’s Certificate of Origin on file and (c) e-mail or mail copies of the blanket Exporter’s Certificate of Origin to the following address or such other address of which Nortel Networks or Vastera may notify Seller in writing:

Vastera,

20700 Civic Center Drive,

5th Floor – Suite 500,

Southfield, Michigan

USA 48076

Attention: Scott Puckett

Phone (248) 603-6847

e-mail:  scott.puckett@vastera.com.

2.

Customs Invoices and Country of Origin Declarations/Documents - Seller ensure that customs invoices and Country of Origin declarations/documents for all Product shipments crossing international borders comply with all laws, treaties and regulations of both the exporting country and the importing country. Seller will indemnify Nortel Networks against any customs liabilities for non-compliance with the above.

2.1

Seller will ensure that the customs invoices contain the following information:

(a) in addition to the vendor and shipper address, the Nortel Networks entity to which the goods are being sold  and       delivered

(b) a clear description of the Products

(c) the quantity of units sold, including the units of measure

(d) the purchase price as well as any related  freight charges and insurance charges

(e) the terms of sale including the Incoterms

(f) depending on country of destination, when requested by Nortel Networks or its customer, the international tariff to the 6 digit level

(g) the country of origin of each line item

1.

Export Licenses - Seller will apply for all licenses necessary for the export of, software, or technology being sold to Nortel Networks and notify Nortel Networks when the license is granted, and, if not granted, why the license was denied.  To the extent a license is denied Seller's shall be excused of delivery under this Agreement. Seller will submit license applications in a timely manner and advise Nortel Networks in writing of any anticipated delays in shipping that may result from delayed approval of an application. Nortel Networks shall provide timely assistance and full co-operation in obtaining any end user undertakings required in order to obtain the export license.

4.

C-TPAT Compliance – Supplier shall take all administrative actions required to become a member of the Customs & Trade Partnership Against Terrorism (“C-TPAT”) and /or to demonstrate to Nortel Networks Supplier’s compliance with C-TPAT guidelines as described by U.S. Customs athttp://www.customs.gov/xp/cgov/import/commercial_enforcement/ctpat/ or such other site as may be provided by the U.S. government from time to time, or similar international supply chain programs designed to protect against acts of terrorism (“Customs Guidelines”). Demonstration of C-TPAT compliance shall include, without limitation, assessment in accordance with the Customs Guidelines the current supply chain security measures used by Supplier, and addressing any potential security weaknesses in Supplier’s supply chain.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT K

DEBARMENT CERTIFICATE

(S A M P L E)

CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION - LOWER TIER COVERED TRANSACTIONS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, 7 CFR Part 3017, Section 3017.510, Participants’ responsibilities.  The regulations were published as Part IV of the January 30, 1989, Federal Register (pages 4722-4733).

(BEFORE COMPLETING CERTIFICATION, READ INSTRUCTIONS ON REVERSE)

(1)

The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

(2)

Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

Organization Name

PR/Award Number or Project Name

Name and Title of Authorized Representative

Signature

Date

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

Instructions For Certification

1.

By signing and submitting this form, the prospective lower tier participant is providing the certification set out on the reverse side in accordance with these instructions.

2.

The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into.  If it is later determined that the prospective lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

3.

The prospective lower tier participant shall provide immediate written notice to the person to which this proposal is submitted if at any time the prospective lower tier participant learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

4.

The terms “covered transaction”, “debarred”, “suspended”, “ineligible”, “lower tier covered transaction”, “participant”, “person”, “primary covered transaction”, “principal”, “proposal”, and “voluntarily excluded”, as used in this clause, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549.  You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

5.

The prospective lower tier participant agrees by submitting this form that, should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

6.

The prospective lower tier participant further agrees by submitting this form that it will include this clause titled “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions”, without modification, in all lower tier covered transactions and in all solicitations for lower tier covered transactions.

7.

A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not debarred, suspended, ineligible, or voluntarily excluded from the covered transaction, unless it knows that the certification is erroneous.  A participant may decide the method and frequency by which it determines the eligibility of its principals.  Each participant may, but is not required to, check the Non-procurement List.

8.

Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause.  The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

1.

Except for transactions authorized under paragraph 5 of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is suspended, debarred, ineligible, or

10.

Voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

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D R A F T

SUBJECT TO CORPORATE AND LEGAL APPROVAL

EXHIBIT L

LICENSED USE OF SOFTWARE

Nortel Networks grants customer a nonexclusive license to use a copy of the Software to the extent of the activation or authorized usage level.  To the extent Software is furnished for use with designated Products or customer furnished equipment (“CFE”), customer is granted a nonexclusive license to use Software only on such Products or CFE, as applicable.  Software contains trade secrets and customer agrees to treat Software as Information.  Customer will ensure that anyone who uses the Software does so only in compliance with the terms of this Agreement.  Customer shall not a) use, copy, modify, transfer or distribute the Software except as expressly authorized; b) reverse assemble, reverse compile, reverse engineer or otherwise translate the Software; c) create derivative works or modifications unless expressly authorized; or d) sublicense, rent or lease the Software. Licensors of intellectual property to Nortel Networks are beneficiaries of this provision. Upon termination or breach of the license by customer or in the event designated Product or CFE is no longer in use customer will promptly return the Software to Nortel Networks or certify its destruction.  Nortel Networks may audit by remote polling or other reasonable means to determine customer’s Software activation or usage levels. With respect to Third Party Software, customer agrees to abide by the terms provided by Nortel Networks with respect to any such software. Customer further agrees that the terms contained in any Nortel Networks or third party “shrink wrap” or “click” licenses shall govern the use of such software.

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D R A F T

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EXHIBIT M

DEMAND-PULL PROGRAM AND VENDOR MANAGED INVENTORY

If required by Nortel Networks, the parties will enter into a demand pull/vendor managed inventory agreement (with or without Seller’s managing inventory through a third party logistics provider).  The parties have created this Exhibit M only for the purpose of providing a guide to establishing the elements for demand pull agreements case-by-case.

A

DEMAND-PULL PROGRAM

1.

Demand-Pull Program Forecast - On the first business day of each week, the Nortel Networks will provide Seller with a weekly rolling, forecast of its Demand-Pull Program Product requirements (“Demand-Pull Forecast”).  The Demand-Pull Forecast will be non-binding and Nortel Networks will have no obligation to purchase any of the forecasted quantity of Products; however, subject to Section 7 of the Agreement and Section 6 of this Exhibit M, Nortel Networks will issue a Blanket Purchase Order for the quantity of Products shown for the first _________ [weeks; months] of the first Forecast (“Demand-Pull Blanket Purchase Order”). Nortel Networks will not be obligated to pay for any of Seller’s stock of manufacturing material/components used in manufacturing Products to the extent the stock exceeds what Seller needs to manufacture the Products ordered under the Committed Blanket Purchase Order.

2.

Target Products Total Stock  - Target Product Total Stock means the total quantity of finished modules, dies, components and parts targeted (Target Finished Goods) plus works in progress (Target WIP). The Product run rate chart is attached to and incorporated in this Exhibit M as Attachment 1.  Seller will maintain __to ___weeks of a target for total Product Stock (Target Product Total Stock).   The parties will mutually agree in writing on the Target Product Total Stock and the exact number of weeks to be maintained.  However, if the Target Finished Goods is inactive for more than 180 days, the parties will agree on a reasonable disposition of all or part of the Target Product Total Stock.

2.1

Increase Target Product Total Stock - Seller will have the capability of increasing the then-current Target Product Total Stock by (a) ___% within 1month after Nortel Networks’ written request for the increase, and (b) ___% within ___ months after Nortel Networks’ written request.

3.

Delivery - Demand-Pull Program Products will be delivered FCA, Seller’s plant (as designated in the applicable Purchase Order), within [*] after Nortel Networks issues the Release(s) to Seller.

4.

Non-Demand Pull PO – Nortel Networks may purchase Products included in the Demand-Pull Program by issuing a P.O. for the Products under terms of the Agreement rather than the terms of the Demand-Pull Program.   The Products purchased under the P.O. will count towards Nortel Networks’ purchases of Target Product Total Stock.

5.

Target Finished Goods Report - Seller will provide Nortel Networks’ designated purchasing department representative with a weekly written report detailing the status of the Target Finished Goods

6.

Cancellation - Nortel Networks may cancel the Demand-Pull Program in whole or in part by 30 days advance notice to Seller.  The current Blanket Purchase Order will be cancelled and the parties will agree on a (a) reasonable disposition of the Target Product Total Stock, and (b) Product delivery lead time not to exceed 26 weeks.

B.

VENDOR MANAGED INVENTORY PROGRAM

1.

Definitions –For purposes of Part B the following definitions will apply

“3PL” shall mean a third party logistics provider with whom the Seller will contract with for the provision of warehousing services for the VMI Products Seller expects to sell to Nortel Networks when the Nortel Networks issues a Demand-Pull Trigger.

“Demand-Pull Trigger” shall mean a Purchase Order or Release that is only sent by electronic or other written recorded means from Nortel Networks to the 3PL as the agent for Seller to deliver VMI Products.

“Electronic Means” shall mean any form of electronic communication, including e-mail, Electronic Data Interchange (“EDI”), Internet Web based, fax, but excluding telephone.

“Forecast” shall mean the projected requirement for the VMI Products set out in Attachment 1, attached to and incorporated in this Exhibit M.

“Hub” shall mean a storage facility or warehouse, owned and/or managed by the 3PL, within close proximity of the System house set out in Schedule 1a, in which the Seller warehouses VMI Products prior to delivery to the Nortel Networks.

“Lead-time” shall mean the length of the manufacturing process time between the start of a known requirement and the actual delivery of such VMI Products for replenishment as set out in Attachment 1.

“OEM Products” means those VMI Products described in Attachment 1.

“Safety Stock” shall mean the minimum level of VMI Products, as identified in Attachment 1, which Seller shall use best commercial efforts to maintain in the Hub based upon consumption consistent with Forecast rates.

“VMI Products” shall mean the components or products in Attachment 1, as may be amended in writing by the parties from time to time.

2.

Forecasts

By Electronic Means Nortel Networks will provide a weekly Forecast to Seller of Nortel Networks’ requirement for VMI Products for the following fifty-two (52) weeks.  Seller will meet Nortel Networks’ requirements for any quantity of VMI Products in a Forecast up to [*] of the immediately preceding Forecast and Seller will use its best efforts to meet any quantity of Products in a Forecast that are in excess of the [*].  The Seller shall advise Nortel Networks if the Seller does not receive a Forecast within [*]calendar days of the previous Forecast.  Notwithstanding the preceding a Forecast is not a binding commitment to purchase and Nortel Networks may at any time change its Forecast for VMI Products.

2.1

Purchase Orders - The Nortel Networks will periodically issue Demand-Pull Trigger instructions to the Seller, or 3PL as the agent for the Seller, for purposes of ordering VMI Products.

3.

Lead Time - Seller will immediately advise Nortel Networks in writing of any requested change in the Lead-times for any VMI Products and will provide Nortel Networks with a monthly update on the Lead-time for all VMI Products.

4.

Hub Operation - The parties will agree upon the Hub and the 3PL responsible for managing the Hub for Seller. Nortel Networks may at any time, on reasonable notice to the Seller, change the designated 3PL. In the event of a 3PL change, Seller will be responsible for ensuring that stocks of VMI Products and operation of the Hub is transferred to the new 3PL without any loss or disruption in service to Nortel Networks in a time period acceptable to Nortel Networks. Upon Nortel Networks’ request and at no charge to Nortel Networks, Seller will conduct a stock check or other similar activity to be undertaken in the Hub and report the results to Nortel Networks.

5.

Delivery and Invoicing -Seller will deliver VMI Products FCA Hub dock within [*] after Nortel Networks issues Demand-Pull Trigger to Seller.  Seller will ensure that 3PL is responsible for providing Seller with notification by Electronic Means within [*] hours of shipping VMI Products to Nortel Networks.   If the Hub is a bonded facility, Seller will provide Nortel Networks with the commercial invoice details for the relevant bonded inventory within one working day of notification of the Demand-Pull Trigger.

6.

Stock levels in the Hub and Flexibility -At the Hub Seller will maintain VMI Products in stock at a level between the Safety Stock and maximum level set out in Attachment 1.  Nortel Networks will not be responsible or liable for any Products stored at the Hub in excess of the maximum level set out in Attachment 1. Seller agrees to use its best commercial efforts to maintain the Safety Stock levels in cases in which Forecasts increase inside of the Lead-time.  Nortel Networks may at its sole discretion increase a Forecast outside of the Lead-time. Seller will ensure that all VMI Products, including Forecasted VMI Products and Safety Stock held in the Hub, are in compliance with Seller’s then-current specifications for the Products and that Seller and the 3PL use strict “first-in/first-out” management. If a particular line item VMI Product in the Hub has not been ordered under a Demand-Pull Trigger for at least [*], within [*] business days after the [*] day, Seller will notify Nortel Networks to that effect, identifying the line item VMI Product and the last applicable Demand-Pull Trigger date. After Nortel Networks’ receipt of the notice, Nortel Networks and Seller will agree in writing upon the disposition of VMI Products identified.

7.

Title and Risk of Loss - Title and risk of loss to a VMI Product will pass from Seller to Nortel Networks at the time that the VMI Product is delivered to Nortel Networks’ carrier from the Hub dock.

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D R A F T

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EXHIBIT M

ATTACHMENT 1 (Note: This is a sample Product run rate format for use with standard Demand-Pull Program. Can be used to create a form for use with Vendor Managed Inventory Program. )

						WEEK:	________

		RUN	TARGET	TARGET	ACTUAL	ACTUAL	LEAD
CPC NO.	DESCRIPTION	RATE	FG STK	WIP	FG STK	WIP	TIME

		NORTEL NETWORKS APPROVAL: DATE:_____________	______________________________
		SUPPLIER APPROVAL: DATE:_________________	______________________________

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